Exhibit 10.30

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LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”) is entered into and effective as of June 8, 2026 (the “Effective Date”), by and between Paragon Therapeutics, Inc., a Delaware corporation (“Paragon”), and Korsana Biosciences, Inc. (formerly Korsa Biosciences, Inc.), a Delaware corporation (“Korsana”). Paragon and Korsana are also referred to herein individually as a “Party,” or collectively as the “Parties.”

RECITALS

WHEREAS, Paragon has developed and is continuing to develop proprietary platform technology for (a) the discovery and development of antibodies against therapeutically relevant targets, and (b) the delivery of therapeutic agents across the blood-brain barrier through receptor-mediated transcytosis;

WHEREAS, pursuant to that certain Antibody Discovery and Option Agreement, dated as of September 5, 2025, by and among Paragon, Parasa Holding LLC and Korsana (as such agreement may be amended from time to time, the “Option Agreement”), Korsana has engaged Paragon to discover, generate, identify, characterize and develop one or more antibody transport vehicle compounds containing a first antibody directed to a certain mutually agreed therapeutic target of interest and a second antibody directed to a certain mutually agreed transit target of interest and has been granted an exclusive option to enter into a license agreement with Paragon to further develop, manufacture and commercialize the resulting antibody transport vehicle compounds;

WHEREAS, Korsana has exercised such option with respect to Research Programs 001 and 002 under the Option Agreement, each of which is a Single Therapeutic Target Research Program (as defined in the Option Agreement), for the Licensed Therapeutic Target and the Licensed Transit Target (as both terms are defined below), and the Parties desire to memorialize the exclusive license from Paragon to Korsana with respect thereto, all on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS.

The following initially capitalized terms have the following meanings (and derivative forms of them shall be interpreted accordingly):

1.1 “Achievement of Development Candidate” shall mean the first to occur of: (a) nomination by Korsana’s Board of Directors of a Royalty Product as a “Development Candidate” (“Nomination of a DC”); and (b) the initiation by or on behalf of Korsana or its Affiliate or Sublicensee of a toxicology study with respect to a Royalty Product that employs applicable then-current good laboratory practice standards, the results of which are intended to be submitted as part of an IND (“GLP Tox Initiation”).

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1.2 “Acquired Program” shall have the meaning set forth in Section 2.3(d).

1.3 “Acquiring Entity” shall mean, collectively, the Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates, other than (a) the applicable Party in the definition of Change of Control, and (b) such Party’s Affiliates, determined immediately prior to the closing of such Change of Control ((a) and (b) collectively, the “Pre-Existing Entities”).

1.4 “Affiliate” shall mean any entity controlled by, controlling, or under common control with a Party hereto. For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” or “under common control”) means the direct or indirect ownership of more than fifty percent (50%) of the voting interest in, or more than fifty percent (50%) in the equity of, or the right to appoint more than fifty percent (50%) of the directors or management of, such corporation or other business entity. Notwithstanding the foregoing, (a) with respect to either Party, Affiliates of such Party do not include [***] or its Affiliates other than such Party and its subsidiaries, (b) [***], and (c) [***].

1.5 “Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

1.6 “Antibody” shall mean any molecule, including [***].

1.7 “Antibody Product” shall mean any product that comprises or contains any Licensed Antibody or any Derived Antibody thereof, other than as part of a Multispecific Antibody or a Multispecific Antibody Product.

1.8 “Applicable Law” shall mean any national, supra-national, federal, state or local laws, rules, guidances and regulations, in each case, as applicable to the subject matter and the party at issue.

1.9 “ATV” shall mean a compound that comprises or contains (a) an Antibody that is Directed To a Therapeutic Target (the “Therapeutic Antibody”), and (b) an Antibody that is Directed To a Brain Transit Target (together with any [***], the “Transit Antibody”).

1.10 “ATV Product” shall mean any product that comprises or contains any Licensed ATV or any Derived ATV thereof, other than as part of a Multispecific ATV or a Multispecific ATV Product.

1.11 “Back-Up Royalty Product” shall have the meaning set forth in Section 4.1.

1.12 “Bankruptcy Code” shall have the meaning set forth in Section 8.4.

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1.13 “Bankruptcy Event” shall have the meaning set forth in Section 8.4.

1.14 “Brain Transit Target” shall mean a protein molecule (such as the human transferrin receptor) that (a) [***], and (b) [***].

1.15 “Business Day” shall mean any day other than Saturday, Sunday or other national holiday in the United States.

1.16 “Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.17 “Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.18 “Change of Control” shall mean, with respect to any entity, any of the following: (a) the sale or disposition of all or substantially all of the assets of such entity or its direct or indirect controlling Affiliate to a Third Party; or (b) (i) the acquisition by a Third Party, alone or together with any of its Affiliates, other than an employee benefit plan (or related trust) sponsored or maintained by such entity or any of its Affiliates, of more than fifty percent (50%) of the then-outstanding shares of voting capital stock of such entity or its direct or indirect parent entity that holds, directly or indirectly, beneficial ownership of more than fifty percent (50%) of the then-outstanding shares of voting capital stock of such entity (a “Parent Entity”), or (ii) the acquisition, merger or consolidation of such entity or its Parent Entity with or into another entity, other than, in the case of clause (i) or (ii), an acquisition or a merger or consolidation of such entity or its Parent Entity in which the holders of shares of voting capital stock of such entity or its Parent Entity, as the case may be, immediately prior to such acquisition, merger or consolidation will beneficially own, directly or indirectly, at least fifty percent (50%) of the shares of voting capital stock of the acquiring Third Party or the surviving corporation in such acquisition, merger or consolidation, as the case may be, immediately after such acquisition, merger or consolidation, and in each case of (a) or (b), whether through a single transaction or a series of related transactions, but excluding any and all bona fide financing transactions or internal reorganizations for tax purposes (including the change of place of incorporation or domicile of such entity).

1.19 “Claim” shall have the meaning set forth in Section 9.3.

1.20 “COC Program” shall have the meaning set forth in Section 2.3(c).

1.21 “Combination Product” shall have the meaning set forth in Section 1.87.

1.22 “Commercialize” or “Commercializing” shall mean to market, promote, distribute, offer for sale, sell, have sold, import, have imported, export, have exported or otherwise commercialize a product. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

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1.23 “Commercially Reasonable Efforts” shall mean the level of efforts, expertise, and resources commonly applied by a similarly situated pharmaceutical company or biopharmaceutical company to carry out a particular task or obligation with respect to a pharmaceutical or biologic compound, product or therapy owned by it, or to which it has exclusive rights, which is of similar market potential at a similar stage in its development or product life, taking into account issues of safety and efficacy, product profile, the competitiveness of other products in development and in the marketplace, supply chain management considerations, the proprietary position of the compound, product or therapy (including with respect to patent or regulatory exclusivity), the regulatory structure involved, the profitability of the applicable compound, product or therapy (including pricing and reimbursement status achieved), and other relevant technical, legal, scientific or medical factors. For clarity, the “Commercially Reasonable Efforts” of Korsana under this Agreement will be determined on a product-by-product and country-by-country basis within the Territory, and it is anticipated that the level of effort for different indications and countries may differ and may change over time, reflecting changes in the status of the compound, product or therapy and the indications and the country or countries involved.

1.24 “Confidential Information” of a Party shall mean any and all non-public scientific, business, regulatory or technical information that is disclosed or made available by or on behalf of one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, whether in writing, orally, visually or otherwise. Notwithstanding any provision of this Agreement to the contrary, the Licensed Project ATV Technology shall be the Confidential Information of both Parties; provided, that in the event of any termination of this Agreement the Licensed Project ATV Technology shall be the Confidential Information of Paragon.

1.25 “Control” (including any variations such as “Controlled”) shall mean, with respect to any technology (including Know-How) or Intellectual Property Rights, possession by a Party or one of its Affiliates of the ability (whether by ownership, license or otherwise) to grant a license or a sublicense of or under such technology or Intellectual Property Rights without violating the terms of any agreement or other arrangement with any Third Party or requiring a payment; provided, that if following the Effective Date (a) Paragon would Control any Patent that would be included in the Licensed Transit Antibody Patents or Other Licensed Patents but for an obligation to pay royalties or other consideration for the Development, Manufacture, Commercialization or other exploitation of a Korsana Product in the Territory in connection with a grant to Korsana of a license under such Patent, and (b) Korsana, pursuant to Section 2.7, agrees in writing to reimburse Paragon for all such royalties or other consideration, then such Patents shall be deemed Controlled by Paragon. Notwithstanding the foregoing, a Party and its Affiliates shall not be deemed to “Control” any technology or Intellectual Property Rights that (i) prior to the consummation of a Change of Control of such Party is owned or in-licensed, or (ii) after the consummation of a Change of Control of such Party, becomes owned or in-licensed (to the extent such technology or Intellectual Property Rights are developed outside of the scope of the activities conducted hereunder and without use of or reference to any technology or Intellectual Property Rights Controlled by such Party or any Affiliate of such Party immediately before such Change of Control, or any Confidential Information of the other Party), in each case ((i) or (ii)), by a Third

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Party that becomes an Affiliate of such Party after the Effective Date as a result of such Change of Control or an assignee of such Party after the Effective Date as the result of an assignment of this Agreement in connection with a Change of Control unless prior to the consummation of such Change of Control or assignment, such Party or any of its Affiliates also Controlled such technology or Intellectual Property Rights.

1.26 “Cover,” “Covering” or “Covers” shall mean, with respect to a Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, selling, importation, or exportation of such product would infringe a valid and unexpired claim of such Patent.

1.27 “CREATE Act” shall have the meaning set forth in Section 5.2(e).

1.28 “Cure Period” shall have the meaning set forth in Section 3.3(b)(i).

1.29 “Derived Antibody” shall have the meaning set forth in Section 1.31.

1.30 “Derived Antibody Patent” shall mean any Patent that Covers the composition of matter of, or any method of specifically making or using, any Derived Antibody.

1.31 “Derived ATV” shall mean, with respect to a Licensed ATV, any ATV that is created by or on behalf of Korsana (but not by Paragon under the Option Agreement), its Affiliates or its or their (sub)licensees and that consists of:

(a) a Therapeutic Antibody that is Directed To the Licensed Therapeutic Target (and no other Targets), which Therapeutic Antibody may be:

(i) the Licensed Antibody included in such Licensed ATV; or

(ii) a monospecific Therapeutic Antibody that is derived from or constitutes a Modification of the Licensed Antibody included in such Licensed ATV, that in each case has [***] (a “Derived Antibody”); and

(b) a Transit Antibody that is Directed To the Licensed Transit Target (and no other Targets), which Transit Antibody may be:

(i) the Transit Antibody included in such Licensed ATV;

(ii) a Transit Antibody that is derived from or constitutes a Modification of the Transit Antibody included in such Licensed ATV, that in each case has [***] (a “Derived Transit Antibody”); or

(iii) any other Transit Antibody (an “Other Transit Antibody”).

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For avoidance of doubt, with respect to a Licensed ATV, any ATV that consists of (x) the Licensed Antibody included in such Licensed ATV or a Derived Antibody with respect to such Licensed Antibody, and (y) a Transit Antibody Directed To the Licensed Transit Target, will be deemed a Derived ATV, irrespective of origin of any of the components of such ATV, and whether or not such ATV utilizes the same Licensed Project ATV Technology or Transit Antibody Technology as the Licensed ATV from which it was derived.

1.32 “Derived ATV Patent” shall mean any Patent that Covers the composition of matter of, or any method of specifically making or using, any Derived ATV or any component thereof.

1.33 “Derived Transit Antibody” shall have the meaning set forth in Section 1.31.

1.34 “Develop” or “Developing” shall mean to discover, evaluate, test, research or otherwise develop a product. When used as a noun, “Development” means any and all activities involved in Developing.

1.35 “Diligence Milestone” shall have the meaning set forth in Section 3.3(b).

1.36 “Directed To” shall mean, with regard to an Antibody or product, that such Antibody or product is developed or designed to (a) [***], and (b) [***].

1.37 “Disclosing Party” shall have the meaning set forth in Section 1.24.

1.38 “Dispute” shall have the meaning set forth in Section 10.7.

1.39 “Dollar” shall mean a U.S. dollar, and “$” shall be interpreted accordingly.

1.40 “Effective Date” shall have the meaning set forth in the first paragraph of this Agreement.

1.41 “Exclusive Target Combination” shall have the meaning set forth in Section 2.3(a).

1.42 “Extension Fee” shall have the meaning set forth in Section 3.3(b)(ii).

1.43 “Extension Period” shall have the meaning set forth in Section 3.3(b)(ii).

1.44 “FDA” shall mean the United States Food and Drug Administration, or a successor federal agency thereto.

1.45 “Field” shall mean the prophylaxis, palliation, treatment and diagnosis of human disease and disorders in all therapeutic areas.

1.46 “Final Deliverable” shall mean, on a Research Program-by-Research Program basis, the “Final Deliverable” as such term is defined in the Option Agreement for such Research Program.

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1.47 “Final Deliverable Reference Date” shall have the meaning set forth in Section 3.3(b).

1.48 “First Commercial Sale” shall mean the first sale of a Royalty Product by Korsana, or one of its Affiliates or its or their Sublicensees, to a Third Party after receipt of all Regulatory Approvals required to market and sell such Royalty Product have been obtained in the country in the Territory in which such Royalty Product is sold. Sales for purposes of testing a Royalty Product and sample purposes shall not be deemed a First Commercial Sale. Furthermore, for purposes of clarity, the term “First Commercial Sale” as used in this Agreement shall not include: (a) [***]; (b) [***]; or (c) [***].

1.49 “Force Majeure” shall have the meaning set forth in Section 10.2.

1.50 “GLP Tox Initiation” shall have the meaning set forth in Section 1.1.

1.51 “IND” shall mean an investigational new drug application or equivalent application that is required to commence clinical trials for a product in the Territory and filed with the applicable Regulatory Authority.

1.52 “Indemnified Party” shall have the meaning set forth in Section 9.3.

1.53 “Indemnifying Party” shall have the meaning set forth in Section 9.3.

1.54 “Indication” means each separate and distinct disease or medical condition in humans (a) for which a compound or product that is in clinical studies is intended to treat in such clinical studies, or (b) for which a compound or product may obtain a separate and distinct marketing authorization approval with an approved label claim to treat such disease or condition, as applicable.

1.55 “Intellectual Property Rights” shall mean any and all proprietary rights provided under (a) patent law, including any Patents, (b) copyright law, or (c) any other applicable statutory provision or common law principle, including trade secret law, that may provide a right in Know-How, or the expression or use thereof.

1.56 “Know-How” shall mean all technical information and know-how in any tangible or intangible form, including (a) inventions, discoveries, trade secrets, data, specifications, instructions, processes, formulae, materials (including cell lines, vectors, plasmids, nucleic acids and the like), methods, protocols, expertise and any other technology, including the applicability of any of the foregoing to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and (b) all data, instructions, processes, formulae, strategies, and expertise, whether biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, analytical, or otherwise and whether related to safety, quality control, manufacturing or other disciplines. Notwithstanding the foregoing, Know-How excludes Patent claims.

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1.57 “Korsana” shall have the meaning set forth in the first paragraph of this Agreement.

1.58 “Korsana Derived Patents” shall have the meaning set forth in Section 5.2(e)(i).

1.59 “Korsana Indemnitees” shall have the meaning set forth in Section 9.2.

1.60 “Korsana Intellectual Property” shall mean any Patents, Know-How or other Intellectual Property Rights that are (a) necessary for, and actually used (or held for use) by Korsana or its Affiliates as of the effective date of termination of this Agreement in the Development, Manufacturing, Commercialization or other exploitation of Korsana Products, and (b) Controlled by Korsana or its Affiliates as of the effective date of termination of this Agreement.

1.61 “Korsana Product” shall mean, individually or collectively, as applicable, Licensed Antibodies, Derived Antibodies, Antibody Products, Licensed ATVs, Derived ATVs and ATV Products.

1.62 “Korsana Royalty Patents” shall have the meaning set forth in Section 1.126.

1.63 “Licensed Antibody” shall mean any and all Therapeutic Antibodies that are included in a Licensed ATV.

1.64 “Licensed ATV” shall mean any and all ATVs that (a) comprise or contain (i) a Therapeutic Antibody that is Directed To the Licensed Therapeutic Target (and no other Targets), and (ii) a Transit Antibody that is Directed To the Licensed Transit Target (and no other Targets), and (b) are discovered, generated, identified or characterized by Paragon in the course of performing the Research Programs.

1.65 “Licensed Component(s)” shall have the meaning set forth in Section 1.87.

1.66 “Licensed Project ATV Information” shall mean electronic files containing a description of the Licensed ATVs discovered, generated, identified or characterized under the Research Programs, including the sequences of all Therapeutic Antibodies included in the Licensed ATVs but excluding any Transit Antibody Information.

1.67 “Licensed Project ATV Invention” shall mean (a) any invention or discovery, whether or not patentable, that was discovered or reduced to practice by or on behalf of Paragon under the Research Programs that constitutes the composition of matter of (i) any Licensed ATV as a whole, or (ii) any Licensed Antibody included in a Licensed ATV, and (b) all Intellectual Property Rights in the foregoing, that in each case is Controlled by Paragon or its Affiliates as of the Effective Date or during the Term. Licensed Project ATV Inventions expressly exclude any invention or discovery, whether or not patentable, that was discovered or reduced to practice by or on behalf of Paragon under the Research Programs that (x) constitutes a Transit Antibody Invention, or (y) does not specifically and solely relate to a Licensed ATV (including linkers with broader applicability to ATVs), and all Intellectual Property Rights in the foregoing that are Controlled by Paragon or its Affiliates.

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1.68 “Licensed Project ATV Patents” shall mean all Patents that Cover the composition of matter of (a) any Licensed ATV as a whole, or (b) any Licensed Antibody included in a Licensed ATV, including Patents with the following claims: (i) claims to the Licensed Antibody included in a Licensed ATV; (ii) claims to the Licensed Antibody included in a Licensed ATV with any Transit Antibody included in a Licensed ATV; and (iii) specific picture claims to the Licensed ATVs, that in each case are Controlled by Paragon or its Affiliates. Licensed Project ATV Patents shall exclude Transit Antibody Patents.

1.69 “Licensed Project ATV Results” shall mean the data, results, analysis, conclusions, outcomes, information, documentation and reports that are generated by or on behalf of Paragon in performance of the Research Programs with respect to the Licensed ATVs, excluding Licensed ATVs, Licensed Project ATV Inventions, Licensed Project ATV Patents, Licensed Project ATV Information and Transit Antibody Technology.

1.70 “Licensed Project ATV Technology” shall mean (a) the Licensed Project ATV Inventions, (b) the Licensed Project ATV Patents, (c) the Licensed Project ATV Information, (d) the Licensed Project ATV Results, and (e) all Intellectual Property Rights in the foregoing Controlled by Paragon or its Affiliates as of the Effective Date or during the Term. The Licensed Project ATV Technology shall exclude the Paragon Platform Technology (as defined in the Option Agreement), the Transit Antibody Technology and the Other Transit Antibody IP.

1.71 “Licensed Therapeutic Target” shall mean amyloid-beta (Aß or Abeta).

1.72 “Licensed Transit Antibody Patents” shall have the meaning set forth in Section 1.73. The Licensed Transit Antibody Patents existing as of the Effective Date are set forth on Exhibit B.

1.73 “Licensed Transit Antibody Technology” shall mean (a) the Transit Antibody Inventions relating specifically and solely to the composition of matter of, or any method of using, making or manufacturing, any Transit Antibody included in a Licensed ATV, (b) the Transit Antibody Patents that Cover the composition of matter of, or any method of using, making or manufacturing any Transit Antibody included in a Licensed ATV (“Licensed Transit Antibody Patents”), (c) the Transit Antibody Information, (d) the Transit Antibody Results relating specifically and solely to any Transit Antibody included in a Licensed ATV.

1.74 “Licensed Transit Target” shall mean human transferrin receptor protein 1 (TfR1).

1.75 “Losses” shall have the meaning set forth in Section 9.1.

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1.76 “MAA” shall mean (a) a Biologics License Application in the United States, as defined in the United States Public Health Service Act, or (b) any application filed with any Regulatory Authority in a country other than the United States that is equivalent to the foregoing.

1.77 “Major Market Country” shall mean any of the following: [***], [***], [***], [***] and [***].

1.78 “Manufacture” or “Manufacturing” shall mean to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship or store a product or any component thereof, as applicable. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing a product or any component thereof, as applicable.

1.79 “Milestone” shall have the meaning set forth in Section 4.1.

1.80 “Milestone Payment” shall have the meaning set forth in Section 4.1.

1.81 “Modification” shall mean, with respect to an Antibody, a modification of such Antibody, including an ScFv or Fab, or the heavy chain or light chain independently, or segments thereof, or any pegylated version (whether or not including sequence changes), any fusion protein, chimeric protein, peptide, siRNA, polynucleotide, affinity matured Antibody, mutagenized (e.g., by random mutagenesis, in vitro selection or site directed mutagenesis, or by a single round of mutagenesis or selection or multiple iterations of mutagenesis or selection, in each case including any associated substitutions) Antibody, or any fragment of such Antibody.

1.82 “Modification Technology” shall mean any Patents, Know-How or any other Intellectual Property Rights that are (a) necessary to Develop, Manufacture, Commercialize, use, make, have made, sell, offer for sale, have sold, import, export or otherwise exploit Modifications or Derived Transit Antibodies, and (b) Controlled by Korsana or its Affiliates (other than the Intellectual Property Rights licensed to Korsana under this Agreement).

1.83 “Multispecific Antibody” shall mean any Antibody that is comprised of (a) a Licensed Antibody or a Derived Antibody, and (b) [***].

1.84 “Multispecific Antibody Product” shall mean any product that comprises or contains any Multispecific Antibody.

1.85 “Multispecific ATV” shall mean any ATV that is comprised of (a) a Licensed ATV or a Derived ATV, and (b) one (1) or more Antibodies or moieties that are Directed To one (1) or more Targets other than the Licensed Therapeutic Target and the Licensed Transit Target.

1.86 “Multispecific ATV Product” shall mean any product that comprises or contains any Multispecific ATV.

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1.87 “Net Sales” shall mean, with respect to a Royalty Product, the gross amounts invoiced for the Royalty Product by Korsana, its Affiliates and Sublicensees for sales or other commercial disposition of such Korsana Product in the Territory to unrelated Third Parties, less the following, in each case related specifically to the Royalty Product and actually incurred, paid or accrued by Korsana, its Affiliates or Sublicensees and not otherwise recovered by or reimbursed to Korsana, its Affiliates or Sublicensees:

(a) [***];

(b) [***];

(c) [***];

(d) [***];

(e) [***]; and

(f) [***].

Net Sales will include [***]. Net Sales will be calculated only once for the first bona fide arm’s length sale of the Royalty Product by Korsana, its Affiliates or its Sublicensees to a Third Party, and will not include sales between or among [***]. Net Sales shall not include any amounts invoiced for transfers of Royalty Products at or below cost (i) [***], (ii) [***], or (iii) [***].

Net Sales shall be determined from the books and records of Korsana, its Affiliates or any Sublicensee maintained in accordance with U.S. generally accepted accounting principles (GAAP) or, if applicable to Korsana or its relevant Affiliate or Sublicensee, International Financial Reporting Standards (IFRS), in each case consistently applied. Korsana further agrees in determining Net Sales, it (or its applicable Affiliate or Sublicensee) will use Korsana’s (or such Affiliate’s or Sublicensee’s) then current standard procedures and methodology.

If a Royalty Product is sold as a Combination Product (as defined below), the Net Sales of such Combination Product for the purpose of calculating royalties owed under this Agreement for sales of such Combination Product, shall be determined as follows: [***]. If any Other Component in the Combination Product is not sold separately, Net Sales shall be calculated by [***]. If both the Licensed Component(s) and any of the Other Components are not sold separately, the adjustment to Net Sales shall be determined by the Parties [***] to reasonably reflect [***].

For purposes of this definition, “Combination Product” means any pharmaceutical product that contains two (2) or more active ingredients, including both (A) one (1) or more Licensed Antibodies, Derived Antibodies, Licensed ATVs or Derived ATVs (the “Licensed Component”), and (B) one (1) or more active pharmaceutical or biological ingredients that are not a Licensed Antibody, Derived Antibody, Licensed ATV or Derived ATV (each, an “Other Component”), in each case, either as a [***], [***] or [***], [***].

1.88 “New Indication” shall have the meaning set forth in Section 4.1.

1.89 “Nomination of a DC” shall have the meaning set forth in Section 1.1.

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1.90 “Notice of Dispute” shall have the meaning set forth in Section 10.7(a).

1.91 “Option Agreement” shall have the meaning set forth in the third paragraph of this Agreement.

1.92 “Original Diligence Milestone Deadline” shall have the meaning set forth in Section 3.3(b).

1.93 “Other Component(s)” shall have the meaning set forth in Section 1.87.

1.94 “Other Korsana Product” shall mean any product, other than a Korsana Product, that (a) is developed, manufactured, commercialized or otherwise exploited by or on behalf of Korsana, its Affiliates or Sublicensees, and (b) is Directed To the Exclusive Target Combination or the Licensed Therapeutic Target. For clarity, Other Korsana Products do not include Multispecific Antibodies, Multispecific Antibody Products, Multispecific ATVs or Multispecific ATV Products.

1.95 “Other Korsana Product Sublicensee” shall have the meaning set forth in Section 1.127.

1.96 “Other Licensed Know-How” shall mean all Know-How Controlled by Paragon or its Affiliates as of the Effective Date or during the Term that (a) was used by or on behalf of Paragon in the performance of the Research Programs, and (b) is necessary to Develop, Manufacture, Commercialize or otherwise exploit Licensed Antibodies or Licensed ATVs, in each case in the Field in the Territory. Notwithstanding the foregoing, the Other Licensed Know-How shall not include (i) any Know-How owned or otherwise controlled by Paragon or its Affiliates that Covers the composition of matter of, or any method of specifically making or using, any Derived Transit Antibody or Other Transit Antibody, (ii) the Licensed Project ATV Inventions, (iii) the Paragon Platform Know-How (as defined in the Option Agreement), or (iv) any Know-How included in the Licensed Transit Antibody Technology or the Other Transit Antibody IP.

1.97 “Other Licensed Patents” shall mean any Patents Controlled by Paragon or its Affiliates as of the Effective Date or during the Term that (a) include a claim that expressly recites the sequence of (i) a Licensed Antibody, (ii) a Derived Antibody, (iii) a Licensed ATV, or (iv) a Derived ATV wherein the Transit Antibody included in such Derived ATV is the unmodified Transit Antibody included in a Licensed ATV, and (b) are necessary to Develop, Manufacture, Commercialize or otherwise exploit (i) Licensed Antibodies, (ii) Derived Antibodies, (iii) Licensed ATVs, or (iv) Derived ATVs wherein the Transit Antibody included in each such Derived ATV is the unmodified Transit Antibody included in a Licensed ATV, in each case in the Field in the Territory. Notwithstanding the foregoing, the Other Licensed Patents shall not include (i) any Patents owned or otherwise controlled by Paragon or its Affiliates that Cover the composition of matter of, or any method of specifically making or using, any Derived Transit Antibody or Other Transit Antibody, (ii) the Licensed Project ATV Patents, (iii) the Licensed Transit Antibody Patents, (iv) the Paragon Platform Patents (as defined in the Option Agreement), or (v) any Patents included in the Other Transit Antibody IP.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

1.98 “Other Transit Antibody” shall have the meaning set forth in Section 1.31.

1.99 “Other Transit Antibody IP” shall mean any Intellectual Property Rights owned or controlled by Paragon or its Affiliates that relate to or Cover the composition of matter of, or any method of using, making or manufacturing, any Other Transit Antibody.

1.100 “Paragon” shall have the meaning set forth in the first paragraph of this Agreement.

1.101 “Paragon Exclusivity Period” shall mean the period commencing as of the Effective Date and continuing until the earlier of (a) the fifth (5th) anniversary of the Effective Date, and (b) the occurrence of a Paragon Exclusivity Termination Event.

1.102 “Paragon Exclusivity Termination Event” shall be deemed to have occurred the first time that one of the following events occur:

(a) Korsana (i) does not achieve a Diligence Milestone by the Original Diligence Milestone Deadline, and (ii) does not provide written notice of its election to commence a Cure Period for such Diligence Milestone on or before the Original Diligence Milestone Deadline;

(b) Korsana does not achieve a Diligence Milestone by the Original Diligence Milestone Deadline and provides written notice of its election to commence a Cure Period for such Diligence Milestone, but then:

(i) does not use Commercially Reasonable Efforts to achieve such Diligence Milestone during the Cure Period; or

(ii) does not achieve such Diligence Milestone during the Cure Period and does not timely pay to Paragon the corresponding Extension Fee for such Diligence Milestone in accordance with Section 3.3(b); or

(c) Korsana has timely paid an Extension Fee in accordance with Section 3.3(b) to extend the Original Diligence Milestone Deadline for a Diligence Milestone, but then:

(i) does not use Commercially Reasonable Efforts to achieve such Diligence Milestone during the Extension Period; or

(ii) does not achieve such Diligence Milestone on or before the end of the applicable Extension Period,

provided that, in each case above, Korsana is not prevented from timely achieving such Diligence Milestone due to (x) a cause beyond the reasonable control of Korsana, or (y) Paragon’s material breach of its obligations under this Agreement or the Option Agreement.

1.103 “Paragon Indemnitee” shall have the meaning set forth in Section 9.1.

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1.104 “Paragon Patents” shall have the meaning set forth in Section 5.2(c).

1.105 “Paragon Third Party Agreement” shall have the meaning set forth in Section 2.7.

1.106 “Parent Entity” shall have the meaning set forth in Section 1.18.

1.107 “Party” shall have the meaning set forth in the first paragraph of this Agreement.

1.108 “Patent Challenge” shall have the meaning set forth in Section 5.3(a).

1.109 “Patent Infringement” shall have the meaning set forth in Section 5.3(a).

1.110 “Patents” shall mean (a) unexpired patents and patent applications, (b) any and all divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates and the like of any such patents and patent applications, and (c) any and all foreign equivalents of the foregoing.

1.111 “Phase I Trial” shall mean a human clinical trial in any country of the type described in 21 C.F.R. §312.21(a), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.

1.112 “Phase II Trial” shall mean a human clinical trial in any country of the type described in 21 C.F.R. §312.21(b), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.

1.113 “Phase III Trial” shall mean a human clinical trial in any country of the type described in 21 C.F.R. §312.21(c), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.

1.114 “Pre-Existing Entities” shall have the meaning set forth in Section 1.3.

1.115 “Prosecute” or “prosecution” shall have the meaning set forth in Section 5.2(a).

1.116 “Receiving Party” shall have the meaning set forth in Section 1.24.

1.117 “Regulatory Approval” shall mean all clearances, approvals (including approval of an MAA as well as any applicable pricing and/or reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell and market a pharmaceutical or biologic product in a country or territory under this Agreement.

1.118 “Regulatory Authority” shall mean any supranational, multinational, federal, national, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the clinical development, manufacture, marketing, or sale of a pharmaceutical or biologic product in a country or region, including the FDA in the United States and the EMA in Europe.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

1.119 “Reimbursement Obligation” shall have the meaning set forth in Section 2.7.

1.120 “Remaining Recovery” shall have the meaning set forth in Section 5.3(f).

1.121 “Representatives” of a Party shall mean such Party’s officers, directors, employees, contractors, subcontractors, agents and consultants.

1.122 “Research Program(s)” shall mean, as applicable, Research Program 001 or Research Program 002 (each as defined in the Option Agreement), in each case conducted by the Parties pursuant to the Option Agreement to discover, generate, identify and characterize ATVs that include (a) Therapeutic Antibodies that are Directed To the Licensed Therapeutic Target (and no other Targets), and (b) Transit Antibodies that are Directed To the Licensed Transit Target (and no other Targets).

1.123 “Reversion Products” shall have the meaning set forth in Section 8.5(c).

1.124 “Royalty Payments” shall have the meaning set forth in Section 4.2(a).

1.125 “Royalty Product” shall mean, individually or collectively, as applicable, the Korsana Products and the Other Korsana Products.

1.126 “Royalty Term” shall mean, on a Royalty Product-by-Royalty Product and country-by-country basis, the period commencing on First Commercial Sale of the applicable Royalty Product in the applicable country in the Territory and ending, with respect to the particular Royalty Product and country at issue, on the later of the following dates: (a) the twelfth (12th) anniversary of the date of First Commercial Sale of such Royalty Product in such country; or (b) the expiration of the last-to-expire Valid Claim of the following Patents Covering the making, using, selling, offering for sale or importing of such Royalty Product in such country: (i) a Licensed Project ATV Patent, (ii) a Licensed Transit Antibody Patent, (iii) an Other Licensed Patent, (iv) a Derived Antibody Patent, (v) a Derived ATV Patent, (vi) a Patent included in the Modification Technology, and (vii) any other Patent that is owned or otherwise controlled by Paragon or Korsana or their respective Affiliates, licensees or sublicensees that Covers the composition of matter of, or any method of specifically making or using, any Royalty Product or any component thereof (any such Patents in this subsection (vii) that are owned or controlled by Korsana, its Affiliates or their respective licensees or sublicensees, the “Korsana Royalty Patents”).

1.127 “Sublicensee” shall mean any Affiliate of Korsana or any Third Party that receives (a) a grant of a sublicense of, or other authorization or permission granted under, the licenses and rights granted to Korsana in Section 2.1, either directly from Korsana or through multiple tiers, or (b) a grant of a license, sublicense or other authorization or permission by Korsana or any of its Affiliates to develop, manufacture, commercialize and otherwise exploit an Other Korsana Product (any such Affiliate or Third Party described in clause (b), an “Other Korsana Product Sublicensee”).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

1.128 “Target” shall mean a protein molecule that (a) [***], and (b) [***]. Targets shall include Therapeutic Targets and Brain Transit Targets.

1.129 “Term” shall have the meaning set forth in Section 8.1.

1.130 “Territory” shall mean worldwide.

1.131 “Therapeutic Antibody” shall have the meaning set forth in Section 1.9.

1.132 “Therapeutic Target” shall mean a protein molecule that (a) [***], and (b) [***].

1.133 “Third Party” shall mean any person or entity other than Paragon or Korsana or an Affiliate of either Paragon or Korsana.

1.134 “Third Party Claim” shall have the meaning set forth in Section 9.1.

1.135 “Transferred Information” shall have the meaning set forth in Section 2.6.

1.136 “Transit Antibody” shall have the meaning set forth in Section 1.9.

1.137 “Transit Antibody Information” shall mean electronic files containing the sequences of all Transit Antibodies included in the Licensed ATVs.

1.138 “Transit Antibody Invention” shall mean (a) any invention or discovery, whether or not patentable, that was discovered or reduced to practice by or on behalf of Paragon under the Research Programs that constitutes the composition of matter of any Transit Antibody or that relates to Transit Antibody discovery or development or methods of using, making or manufacturing Transit Antibodies or their components, and (b) all Intellectual Property Rights therein that are Controlled by Paragon or its Affiliates.

1.139 “Transit Antibody Patents” shall mean all Patents that Cover the composition of matter of, or any method of using, making or manufacturing, any Transit Antibody included in a Licensed ATV, including Patents with the following claims: (a) claims to the Transit Antibody included in a Licensed ATV; and (b) claims to the Transit Antibody included in a Licensed ATV with any second monospecific or multispecific Antibody (other than any such claims that expressly recite the sequence of the Licensed Antibody included in a Licensed ATV), that are in each case Controlled by Paragon or its Affiliates.

1.140 “Transit Antibody Results” shall mean the data, results, analysis, conclusions, outcomes, information, documentation, and reports that are generated by or on behalf of Paragon in performance of the Research Programs to the extent relating to Transit Antibodies, including the Transit Antibody Information but excluding Transit Antibodies, Transit Antibody Inventions and Transit Antibody Patents.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

1.141 “Transit Antibody Technology” shall mean, with respect to the Research Programs, (a) the Transit Antibody Inventions, (b) the Transit Antibody Patents, (c) the Transit Antibody Information and the Transit Antibody Results, and (d) all Intellectual Property Rights therein that are Controlled by Paragon and its Affiliates. Transit Antibody Technology shall exclude the Other Transit Antibody IP.

1.142 “US” or “United States” shall mean the United States of America and its possessions and territories, including Puerto Rico.

1.143 “Valid Claim” shall mean, with respect to a particular Patent in a particular country, (a) a claim of an issued and unexpired patent (including the term of any patent term extension, supplemental protection certificate, renewal or other similar extension) in such country within such Patent that has not been abandoned or revoked, or held unpatentable, invalid or unenforceable in a final decision of a court or other governmental authority of competent jurisdiction from which no appeal may be taken, or has been taken before the expiry of the permitted time period, and that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise, or (b) a claim within a patent application in such country within such Patent that has not been pending more than [***] years from the earliest priority date of such claim and which claim has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken.

ARTICLE II

LICENSES; TECHNOLOGY TRANSFER.

2.1 License Grants from Paragon.

(a) Subject to the terms of this Agreement, Paragon hereby grants to Korsana a royalty-bearing, exclusive (even as to Paragon and its Affiliates, subject to Paragon’s retained rights under Section 2.5) license, including the right to sublicense through multiple tiers (subject to Section 2.4), under the Licensed Project ATV Technology to Develop, Manufacture, Commercialize, use, make, have made, sell, offer for sale, have sold, import, export or otherwise exploit Korsana Products in the Field in the Territory.

(b) Subject to the terms of this Agreement, Paragon hereby grants to Korsana a royalty-bearing, non-exclusive license, including the right to sublicense through multiple tiers (subject to Section 2.4), under the Licensed Transit Antibody Technology to Develop, Manufacture, Commercialize, use, make, have made, sell, offer for sale, have sold, import, export or otherwise exploit Licensed ATVs, Derived ATVs and ATV Products in the Field in the Territory.

(c) Subject to the terms of this Agreement, Paragon hereby grants to Korsana a royalty-bearing, non-exclusive license, including the right to sublicense through multiple tiers (subject to Section 2.4), under the Other Licensed Patents to Develop, Manufacture, Commercialize, use, make, have made, sell, offer for sale, have sold, import, export or otherwise exploit Licensed ATVs, Derived ATVs and ATV Products in the Field in the Territory.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

(d) Subject to the terms of this Agreement, Paragon hereby grants to Korsana a royalty-bearing, non-exclusive license, including the right to sublicense through multiple tiers (subject to Section 2.4), under the Other Licensed Know-How to Develop, Manufacture, Commercialize, use, make, have made, sell, offer for sale, have sold, import, export or otherwise exploit Licensed Antibodies and Licensed ATVs in the Field in the Territory.

(e) Notwithstanding anything to the contrary set forth in this Agreement, without limitation of Section 2.5, the foregoing license rights do not include any rights to (i) [***], (ii) [***], (iii) [***], or (iv) [***].

2.2 Modifications; License Grant from Korsana.

(a) The rights granted to Korsana under Section 2.1 shall include the right to (i) make Modifications to a Licensed Antibody to make a Derived Antibody, (ii) make Modifications to the Transit Antibody included in a Licensed ATV to make a Derived Transit Antibody; provided, that such Derived Transit Antibody may only be used in Derived ATVs and ATV Products and Korsana complies with its obligations under Section 5.2(e), and (iii) replace in full the Transit Antibody included in a Licensed ATV with an Other Transit Antibody.

(b) Korsana hereby grants to Paragon and its Affiliates a non-exclusive, royalty-free, fully paid-up, perpetual and irrevocable license, with the right to sublicense through multiple tiers, under the Modification Technology to Develop, Manufacture, Commercialize, use, make, have made, sell, offer for sale, have sold, import, export or otherwise exploit Modifications, either on their own or as a component of a compound or product, and Derived Transit Antibodies.

2.3 Exclusivity.

(a) Subject to the terms of this Section 2.3, to the maximum extent permissible under Applicable Law, during the Paragon Exclusivity Period, Paragon shall not, and shall ensure that its Affiliates do not, directly or indirectly, conduct any activity, either on its own or with, for the benefit of, or sponsored by any Third Party, including granting any license to any Third Party that would permit such Third Party, to develop, manufacture, commercialize, or otherwise exploit any ATV that is Directed To both the Licensed Therapeutic Target and the Licensed Transit Target (the “Exclusive Target Combination”), whether or not such ATV is also Directed To one or more other Targets.

(b) It will not be a violation of Section 2.3(a) if Paragon or its Affiliate, directly or through a Third Party, (i) conducts screening activities solely for purposes of ensuring compliance with Section 2.3(a), (ii) conducts activities in accordance with the terms of this Agreement, the Option Agreement, or any other written agreement between the Parties, or (iii) conducts activities with the prior written consent of Korsana. For clarity, there shall be no limitation under this Agreement on Paragon’s and its Affiliates’ rights to, directly or indirectly, conduct any activity, either on their own or with, for the benefit of, or sponsored by, any Third Party, including granting any license to any Third Party, to develop, manufacture, commercialize or otherwise exploit any (1) products (other than ATVs) that are Directed to either (A) the

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Exclusive Target Combination or (B) one or more of the Targets included in the Exclusive Target Combination, or (2) ATVs that are Directed To the Licensed Therapeutic Target and/or the Licensed Transit Target, whether or not also Directed To one or more other Targets, provided, that such ATVs are not Directed To the Exclusive Target Combination.

(c) Notwithstanding anything herein to the contrary, if a Change of Control occurs with respect to Paragon or its Parent Entity, and the Acquiring Entity (or any of such Acquiring Entity’s successors or assigns, other than the relevant Pre-Existing Entities) as of the Change of Control has a program or product (or rights thereto) that would otherwise violate Section 2.3(a) (each a “COC Program”), then (i) Section 2.3(a) shall not apply with respect to such COC Program, and (ii) such Acquiring Entity will be permitted to continue such COC Program after such Change of Control and such continuation will not constitute a violation of Section 2.3(a), provided, that the Licensed Project ATV Technology and Confidential Information of Paragon and Korsana relating to the Korsana Products is not used in the COC Program.

(d) Notwithstanding anything herein to the contrary, if Paragon or its Parent Entity (i) acquires a Third Party entity that has a program or product (or rights thereto) that would otherwise violate Section 2.3(a), or (ii) acquires asset(s) from a Third Party entity that would otherwise violate Section 2.3(a) (each, an “Acquired Program”), then (x) Section 2.3(a) shall not apply with respect to such Acquired Program, and (y) Paragon or its Parent Entity will be permitted to continue such Acquired Program after such acquisition and such continuation will not constitute a violation of Section 2.3(a), provided, that the Licensed Project ATV Technology and Confidential Information of Paragon and Korsana relating to the Korsana Products is not used in the Acquired Program.

2.4 Sublicenses. Korsana shall have the right to grant sublicenses under the rights granted to it in Section 2.1 to its Affiliates and Third Parties; provided, that (a) each such sublicense shall be granted in writing and the relevant sublicense agreement shall be consistent with all relevant terms, conditions and restrictions of this Agreement, (b) Korsana will provide Paragon with a true and complete copy of each sublicense agreement and any amendments thereto within [***] days following execution thereof (which sublicense agreement and amendments may be redacted except to the extent necessary for Paragon to determine Korsana’s compliance with this Agreement), and (c) Korsana shall remain responsible for all of its payments and other performance obligations due under this Agreement, notwithstanding any license or sublicense that it may grant. Notwithstanding the foregoing, with respect to any Sublicensee that is an Other Korsana Product Sublicensee, the obligations set forth in clause (a) and (b) of this Section 2.4 shall not apply; provided that (i) Korsana shall remain responsible for all payment obligations under Article IV, and (ii) Korsana will provide Paragon with a true and complete copy of each agreement between Korsana and any Other Korsana Product Sublicensee and any amendments thereto within [***] days following execution thereof (which agreement and amendments may be redacted except to the extent necessary for Paragon to determine Korsana’s compliance with this Agreement). Korsana shall include in each applicable agreement with any Sublicensee an obligation for such Sublicensee to provide Korsana or its applicable Affiliate, upon request, with a written list of any then-existing Korsana Royalty Patents owned or controlled by such Sublicensee.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

2.5 No Implied Licenses; Reservation of Rights. Except as expressly set forth herein, no right or license under any Patents, Know-How or Intellectual Property Rights of either Party is granted or shall be granted by implication hereunder. All such rights or licenses are or shall be granted only as expressly provided in this Agreement, and each Party reserves to itself all rights not expressly granted under this Agreement. Notwithstanding anything to the contrary under this Agreement, Paragon retains (a) rights under the Licensed Project ATV Technology and the Licensed Transit Antibody Technology to perform its obligations and exercise its rights under this Agreement and the Option Agreement, and (b) subject to Section 2.3, the exclusive right to Develop, Manufacture, Commercialize or otherwise exploit Multispecific Antibodies and Multispecific Antibody Products. For the avoidance of doubt, neither Party shall have the right under this Agreement to Develop, Manufacture, Commercialize or otherwise exploit any Multispecific ATV or Multispecific ATV Product.

2.6 Information Transfer and Support to Korsana. Within [***] days after the Effective Date, Paragon shall provide Korsana with the Licensed Project ATV Results, the Licensed Project ATV Information, and the Transit Antibody Results and the Transit Antibody Information included in the Licensed Transit Antibody Technology (the “Transferred Information”), in existence as of the Effective Date that has not already been provided to Korsana under the Option Agreement. Additionally, on a continuing basis during the term of the applicable Research Program, within [***] days after additional Transferred Information comes into existence or is identified by Paragon, Paragon shall disclose and transfer such additional Transferred Information to Korsana. Each Party shall bear all costs and expenses incurred by such Party in connection with the disclosure and transfer of the Transferred Information as set forth above. During the first [***] days after completion of the applicable Research Program, in the event Korsana makes any reasonable request for assistance in order to understand the Licensed Project ATV Technology or the Licensed Transit Antibody Technology arising from such Research Program or use such Licensed Project ATV Technology or such Licensed Transit Antibody Technology to continue the uninterrupted Development of the Licensed ATVs, Paragon shall provide up to [***] (approximately [***] hours) of such assistance, at [***] cost and expense at the then applicable [***] Rate (as defined in the Option Agreement) under the Option Agreement. Paragon shall consider and discuss [***] any additional requests for assistance made by Korsana, which assistance may be provided upon mutual agreement of the Parties.

2.7 Third Party In-Licenses. If Paragon or its Affiliate enters into any in-license agreement with a Third Party after the Effective Date with respect to any Patent that would, if Controlled by Paragon, be included within the Licensed Project ATV Patents or Other Licensed Patents (each such agreement, a “Paragon Third Party Agreement”), Paragon shall notify Korsana in writing that it entered into such Paragon Third Party Agreement and provide a copy thereof to Korsana, which copy may be redacted solely concerning terms not applicable to sublicensees. Korsana shall have the right, by delivery of written notice to Paragon within [***] days after receipt of Paragon’s written notice of the Paragon Third Party Agreement, to elect to take a sublicense under such Patents in-licensed by Paragon under such Paragon Third Party Agreement. If Korsana elects to become a sublicensee thereunder pursuant to this Section 2.7, then (a) the applicable Patents under such Paragon Third Party Agreement shall be included within the

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Licensed Project ATV Patents or Other Licensed Patents, as applicable, that are licensed to Korsana under Section 2.1, (b) Korsana shall reimburse Paragon for Korsana’s pro rata share of royalties or other consideration, as mutually agreed by the Parties in writing, payable by Paragon under such Paragon Third Party Agreement to the extent attributable to Korsana’s Development, Manufacture, Commercialization or other exploitation of a Korsana Product in the Territory in connection with a grant to Korsana of a sublicense under such Patents (the “Reimbursement Obligation”), and (c) Korsana shall comply with the terms of such Paragon Third Party Agreement to the extent applicable to Korsana as a sublicensee of such Patents. In the event of any conflict between the terms of this Agreement and any Paragon Third Party Agreement applicable to a sublicense granted by Paragon to Korsana in accordance with this Section 2.7, the terms of such Paragon Third Party Agreement shall control to the extent necessary for the Parties to maintain compliance with such Paragon Third Party Agreement. Korsana shall comply with the Reimbursement Obligation by paying to Paragon any amounts subject to the Reimbursement Obligation at least [***] prior to the date when such amounts are payable by Paragon to the counterparty licensor under the applicable Paragon Third Party Agreement.

2.8 Use of Paragon’s IP and Confidential Information. Notwithstanding any provision of this Agreement to the contrary, Korsana shall have no right or license to use the Licensed Project ATV Technology, the Licensed Transit Antibody Technology, the Other Licensed Patents, the Other Licensed Know-How or any other Intellectual Property Rights, ATVs or Antibodies owned or controlled by Paragon, or Paragon’s Confidential Information, to discover, generate, identify or characterize any ATVs, ATV based products, Antibodies, or Antibody based products other than the Korsana Products, except as may be agreed under other definitive agreements entered into between Paragon and its Affiliates and Korsana. Subject to the foregoing, Korsana and its Affiliates shall have the right, either on their own or with, for the benefit of, or sponsored by, any Third Party, to develop, manufacture, commercialize and otherwise exploit Other Korsana Products; provided, that Korsana shall pay to Paragon milestones and royalties with respect to each Other Korsana Product at fifty percent (50%) of the amounts that would be payable as if such Other Korsana Product were a Korsana Product pursuant to Article IV.

ARTICLE III

DEVELOPMENT, MANUFACTURING & COMMERCIALIZATION.

3.1 Korsana Responsibilities.

(a) As between the Parties, Korsana shall be solely responsible for all aspects of the Development, Manufacturing, and Commercialization of the Korsana Products in the Field in the Territory during the Term, including distribution, product positioning, product strategy, product branding, core messaging, marketing, promotion, detailing activities and all decisions relating to the setting of prices in the Territory, invoicing and booking sales, and establishing all terms of sale, and all regulatory activities. Korsana and its Affiliates and Sublicensees shall Develop, Manufacture and Commercialize the Korsana Products in the Field in the Territory in accordance with all Applicable Laws.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

(b) As between the Parties, Korsana shall be solely responsible for selection, registration and maintenance of all trademarks associated with the Korsana Products in the Field in the Territory. As between the Parties, Korsana shall solely own such trademarks in the Territory and pay all relevant costs thereof.

3.2 Regulatory. As between the Parties, Korsana shall control the regulatory strategy, regulatory filings, regulatory activities (including clinical trials for Korsana Products) and communication with each Regulatory Authority for the Korsana Products in the Field in the Territory. Korsana shall have the right to reference any relevant data included in the Licensed Project ATV Technology and the Licensed Transit Antibody Technology for the purposes of regulatory filings and safety reporting for the Korsana Products, including all nonclinical data, pre-approval and post-approval clinical use data, and regulatory data with respect thereto. Korsana or its designee shall be the party to file applications with each applicable Regulatory Authority in the Territory for, and to obtain and maintain, in its own name, Regulatory Approvals for Korsana Products in each country in the Territory.

3.3 Diligence

(a) Korsana shall use Commercially Reasonable Efforts (i) to Develop and seek Regulatory Approval for at least one Korsana Product in the Field in the United States and at least one other Major Market Country, and (ii) upon receipt of Regulatory Approval for a given Korsana Product in a given country, to Commercialize such Korsana Product in such country, in each case ((i) or (ii)) either by itself or through its Affiliates or Sublicensees or its or their respective contractors.

(b) Without limiting Section 3.3(a), Korsana shall achieve each of the diligence milestones set forth in the table below (each, a “Diligence Milestone”) on or before the Original Diligence Milestone Deadline set forth in the table below (each, an “Original Diligence Milestone Deadline”), with each Original Diligence Milestone Deadline measured from the date of Korsana’s receipt of the Final Deliverable delivered under Research Program 002 (as defined in the Option Agreement) (the “Final Deliverable Reference Date”), or, if extended by an Extension Period in accordance with this Section 3.3(b), on or before the end of the applicable Extension Period. For the avoidance of doubt, each Diligence Milestone need be achieved only once with respect to any Korsana Product arising under either Research Program, and achievement of a Diligence Milestone for any such Korsana Product will be deemed to satisfy that Diligence Milestone for all purposes under this Agreement.

(i) If Korsana is unable to achieve a Diligence Milestone on or before the applicable Original Diligence Milestone Deadline, then upon written notice to Paragon provided on or before the applicable Original Diligence Milestone Deadline, Korsana shall have a cure period of up to [***] days following such Original Diligence Milestone Deadline to achieve such Diligence Milestone (a “Cure Period”), provided that Korsana is using and continues to use Commercially Reasonable Efforts to achieve such Diligence Milestone during the Cure Period.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

(ii) If Korsana is still unable to achieve a Diligence Milestone on or before the end of the applicable Cure Period, then Korsana shall have the right to extend the applicable Original Diligence Milestone Deadline by adding the extension period set forth in the table below (each, an “Extension Period”) upon payment to Paragon of the corresponding extension fee set forth in the table below (each, an “Extension Fee”) on or before the [***] following the end of such Cure Period, provided that Korsana is using and continues to use Commercially Reasonable Efforts to achieve such Diligence Milestone during the Extension Period.

Unless otherwise agreed by the Parties in writing, the Original Diligence Milestone Deadline for each Diligence Milestone may only be subject to one opportunity to cure and may only be extended once. Extension of one Original Diligence Milestone Deadline by payment of the corresponding Extension Fee shall extend the Original Diligence Milestone Deadlines for all subsequent Diligence Milestones by the same Extension Period as set forth in the table below, preserving the relative timing between such Diligence Milestones. The extension of the Original Diligence Milestone Deadline for a particular Diligence Milestone shall not limit Korsana’s one opportunity to cure or extend the Original Diligence Milestone Deadline for any subsequent Diligence Milestone in accordance with this Section 3.3(b). By way of non-limiting example, if the Extension Fee for Diligence Milestone #1 is timely paid, the Original Diligence Milestone Deadlines for Diligence Milestone #1 and all subsequent Diligence Milestones (i.e., Diligence Milestones #2 through #4) shall be extended by the Extension Period corresponding to Diligence Milestone #1 (i.e., [***]), and Korsana shall retain its one opportunity to cure and extend each such subsequent Diligence Milestone. For clarity, Paragon shall not have the right to terminate this Agreement based solely on the occurrence of a Paragon Exclusivity Termination Event, provided that the foregoing shall not limit Paragon’s right to terminate this Agreement under Section 8.3 for Korsana’s material breach, including Korsana’s material breach of Section 3.3(a), or otherwise under Sections 8.4 or 10.2. Paragon acknowledges and agrees that, as of the Effective Date, Korsana has achieved Diligence Milestone #1.

	Diligence Milestone	Original Diligence Milestone Deadline	Extension Period	Extension Fee
#1	Nomination of a DC	[***] after the Final Deliverable Reference Date	[***]	[***]

#2	GLP Tox Initiation	[***] after the Final Deliverable Reference Date	[***]	[***]

#3	Filing of an IND for a Korsana Product	[***] after the Final Deliverable Reference Date	[***]	[***]

#4	First dosing of a human patient in a Phase I Trial of a Korsana Product	[***] after the Final Deliverable Reference Date	[***]	[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

3.4 Reporting. On or before [***] of each [***] during the Term, Korsana shall deliver to Paragon a report summarizing its material development efforts with respect to any Korsana Products, including a summary of current and anticipated preclinical and clinical activities, a summary of the status of any regulatory filings and anticipated regulatory filings, and achievement and anticipated progress towards achievement of Diligence Milestones and Milestones, for the preceding [***] and for the upcoming [***].

ARTICLE IV

FINANCIAL TERMS.

4.1 Milestone Payments. On a Royalty Product-by-Royalty Product basis, Korsana shall make the following one-time non-refundable and non-creditable milestone payments to Paragon (or to such other designee(s), as designated by Paragon) as set forth below (each payment, a “Milestone Payment”), based on the achievement of the corresponding milestone set forth below (each, a “Milestone”) by Korsana, its Affiliates, or its Sublicensees with respect to each such Royalty Product. Korsana shall, within [***] after achievement of a Milestone by Korsana or its Affiliate or Sublicensee, notify Paragon of the achievement of such Milestone in writing. Following receipt of such notice, Paragon shall invoice Korsana for such Milestone Payment, and Korsana shall make such Milestone Payment to Paragon or Paragon’s designee within [***] days after receipt of Paragon’s invoice. Each Milestone Payment shall be paid no more than once per Royalty Product, and Korsana’s total Milestone Payments hereunder per Royalty Product shall not exceed, with respect to a Royalty Product that is a Korsana Product, Forty-Six Million Dollars ($46,000,000) or, with respect to a Royalty Product that is an Other Korsana Product, Twenty-Three Million Dollars ($23,000,000). For avoidance of doubt, upon achievement of any Milestone for a Royalty Product, all prior unachieved Milestones for such Royalty Product shall be deemed thereby achieved and, if the Milestone Payment for any such prior Milestone has not previously been paid under this Agreement or pursuant to Section 5.3 of the Option Agreement for such Royalty Product, it shall thereupon also be paid at the same time that the Milestone Payment for such subsequent achieved Milestone is paid. Paragon acknowledges and agrees that, as of the Effective Date, Milestone #1 has been achieved and the associated Milestone Payment has been paid in full with respect to the Korsana Product known as KRSA-028 pursuant to Section 5.3 of the Option Agreement, and the corresponding Milestone Payment shall not be payable again under this Agreement for such Korsana Product.

	Regulatory/Development Milestones per Royalty Product	Amount
#1	Achievement of Development Candidate of a Korsana Product	Five Million Dollars ($5,000,000)
#2	First dosing of a human patient in a Phase I Trial of a Korsana Product	[***]
#3	First dosing of a human patient in a Phase II Trial of a Korsana Product	[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

#4	First dosing of a human patient in a Phase III Trial of a Korsana Product	[***]
#5	Receipt of Regulatory Approval from the FDA of a Korsana Product	[***]
#6	Achievement of Development Candidate of an Other Korsana Product	[***]
#7	First dosing of a human patient in a Phase I Trial of an Other Korsana Product	[***]
#8	First dosing of a human patient in a Phase II Trial of an Other Korsana Product	[***]
#9	First dosing of a human patient in a Phase III Trial of an Other Korsana Product	[***]
#10	Receipt of Regulatory Approval from the FDA of an Other Korsana Product	[***]

In addition, and notwithstanding anything to the contrary in this Section 4.1 above, on a Royalty Product-by-Royalty Product basis (including any Royalty Product that is a Combination Product), if Korsana is Developing a first Royalty Product (including any Royalty Product that is a Combination Product) after the Achievement of Development Candidate for such first Royalty Product and also Develops one or more additional Royalty Products (including any Royalty Product that is a Combination Product) that (x) are bona fide back-up or substitute products to such first Royalty Product, and (y) are for the same Licensed Therapeutic Target, the same Licensed Transit Target (if applicable) and the same Indication as such first Royalty Product (or, with respect to a Combination Product, includes a Licensed Component having the same Licensed Therapeutic Target and the same Licensed Transit Target (if applicable), and the Combination Product is being Developed for the same Indication as such first Royalty Product) (each, a “Back-Up Royalty Product”), then no Milestone Payment shall become due with respect to any such Back-Up Royalty Product for so long as such Back-Up Royalty Product is being Developed as a bona fide back-up or substitute for such first Royalty Product for the same Licensed Therapeutic Target, the same Licensed Transit Target (if applicable) and the same Indication, and no duplicate Milestone Payment shall be due for any Milestone achieved by such Back-Up Royalty Product to the extent such Milestone has been achieved and the corresponding Milestone Payment has been paid with respect to such first Royalty Product under this Section 4.1 or Section 5.3 of the Option Agreement. For clarity, [***].

Korsana has set forth on Exhibit C a complete and accurate list of each Royalty Product that Korsana is Developing as a Back-Up Royalty Product, [***]. Korsana shall provide an updated version of Exhibit C to Paragon within [***] days after (i) the end of each [***] occurring during the Term, and (ii) Paragon’s reasonable request, which updated version of Exhibit C shall set forth a complete and accurate list of each Royalty Product that Korsana is Developing as a Back-Up Royalty Product, [***], as of the date that such updated Exhibit C is provided to Paragon. Such schedule is for notice and verification purposes only, and no failure or delay in listing a Royalty Product on Exhibit C shall relieve Korsana of any Milestone Payment obligation otherwise due under this Section 4.1. Nothing in this Section 4.1 shall require Korsana to cease Development of any Royalty Product as a condition to Back-Up Royalty Product treatment of a Back-Up Royalty Product, and this Section 4.1 shall have no impact on Royalty Payments under Section 4.2.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

Notwithstanding the foregoing, if Korsana later Develops a Back-Up Royalty Product for an Indication other than the Indication for which such Royalty Product was treated as a back-up or substitute product (a “New Indication”), then such Royalty Product shall, with respect to such New Indication, be treated as a separate Royalty Product for purposes of this Section 4.1. Upon the first achievement of a Milestone by such Royalty Product for such New Indication, Korsana shall pay the Milestone Payment then due for such Milestone and shall also pay any Milestone Payments for prior Milestones achieved by such Royalty Product that were not previously paid solely because such Royalty Product was being Developed as a Back-Up Royalty Product.

For example and without limitation of the foregoing, [***].

4.2 Royalties.

(a) Royalty Rate for Royalty Products. Subject to the terms of this Section 4.2, on a Royalty Product-by-Royalty Product and country-by-country basis during the applicable Royalty Term, Korsana shall pay tiered royalties to Paragon (or to such other designee(s), as requested by Paragon) as set forth in the table below on Net Sales of each Royalty Product sold by Korsana, its Affiliates or its Sublicensees in the Field in the Territory (the “Royalty Payments”). The applicable royalty rate shall be determined on a Royalty Product-by-Royalty Product and Calendar Year-by-Calendar Year basis based on the Net Sales of each Royalty Product during a given Calendar Year. If any Korsana Product contains a combination of [***], then such Korsana Product shall be treated as a Combination Product under this Agreement [***]. For clarity, any Net Sales of a Royalty Product made in a given country after the expiration of the Royalty Term for such Royalty Product in such country will not be royalty-bearing.

Net Sales of a given Royalty Product in a given Calendar Year	Royalty Rate (Korsana Product)	Royalty Rate (Other Korsana Product)
Portion of Net Sales of a given Royalty Product in a given Calendar Year of more than $[***] but up to and including $[***]	[***]%	[***]%
Portion of Net Sales of a given Royalty Product in a given Calendar Year of more than $[***], up to and including $[***]	[***]%	[***]%
Portion of Net Sales of a given Royalty Product in a given Calendar Year of more than $[***]	[***]%	[***]%

(b) Royalty Reductions for No Valid Claim. If, during any Calendar Quarter during the Royalty Term for a particular Korsana Product in a particular country, no Valid Claim of a Licensed Project ATV Patent, Licensed Transit Antibody Patent, or Other Licensed Patent Covers such Korsana Product in such country, then the applicable royalty rate for the Royalty Payments set forth in this Section 4.2 for such Calendar Quarter shall be reduced by [***] percent ([***]%).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

4.3 Payment Reports. Within [***] days after the end of the [***], Korsana shall provide to Paragon a written report, on a [***] basis, stating the [***]; the [***], including [***]; and [***]. All Royalty Payments described in such written report shall be made by Korsana at the same time it submits such written report to Paragon.

4.4 Payment Method. All payments due under this Agreement to Paragon shall be made in U.S. Dollars by bank wire transfer in funds to an account designated by Paragon from time to time reasonably in advance of any payment due date.

4.5 Taxes. The Parties agree to cooperate with one another and use reasonable efforts to minimize obligations for any and all income or other taxes required by Applicable Law to be withheld or deducted from any Royalty Payments, Milestone Payments or other payments made by Korsana to Paragon or its designee(s) under this Agreement, including by completing all procedural steps, and taking all reasonable measures, to ensure that any withholding tax is reduced or eliminated to the extent permitted under Applicable Law, including income tax treaty provisions and related procedures for claiming treaty relief. To the extent that Korsana is required to deduct and withhold taxes on any payment to Paragon or its designee(s), Korsana shall (a) deduct such taxes from such payment to Paragon or its designee(s), (b) pay the amounts of such taxes to the proper government authority in a timely manner, and (c) promptly submit to Paragon an official tax certificate or other available evidence of such withholding sufficient to enable Paragon or its designee(s) to claim such payment of taxes. For the avoidance of doubt, Korsana’s remittance of such withheld amounts to the appropriate governmental authority, together with payment to Paragon or its designee(s) of the remaining amount owed, shall constitute full satisfaction of the applicable payment due to Paragon. Korsana shall provide Paragon with reasonable assistance in order to allow Paragon or its designee(s) to recover, as permitted by Applicable Law, withholding taxes, value added taxes or similar obligations resulting from payments made hereunder or to obtain the benefit of any present or future treaty against double taxation which may apply to such payments. Paragon shall promptly provide Korsana with any requested tax forms that may be reasonably necessary in order for Korsana to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral tax income treaty.

4.6 Foreign Exchange. If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be made using the exchange rates reported on the [***] prior to the payment due date for the purchase and sale of Dollars, as reported by the Wall Street Journal (East Coast Edition).

4.7 Late Payments. Any amount owed by Korsana to Paragon under this Agreement that is not paid within the applicable time period set forth herein will accrue interest at the per annum rate of [***] above the then-applicable United States prime rate as quoted in the Wall Street Journal (East Coast Edition) (or if it no longer exists, a similarly authoritative source), calculated on a [***] basis, or, if lower, the highest rate permitted under Applicable Law.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

4.8 Blocked Currency. If by Applicable Law of a country in which Net Sales occurred, conversion of funds into Dollars or transfer of funds from such country to the United States is restricted, forbidden or delayed for more than [***] days, then Korsana can elect, at its sole discretion, that the amounts accrued in such country and owed by Korsana to Paragon under this Agreement shall be paid to Paragon in such country in local currency by deposit in a local bank designated by Paragon, unless the Parties otherwise agree in writing.

4.9 Records; Inspection.

(a) Korsana shall, and shall cause its applicable Affiliates to, create and keep complete and accurate records of its sales and other dispositions of all Royalty Products, including all records that are reasonably necessary for the purposes of calculating all payments due under this Agreement.

(b) Upon reasonable advance written notice to Korsana, Paragon shall have the right to retain a nationally recognized (in the US) independent certified public accounting firm to perform on behalf of Paragon an audit, conducted in accordance with U.S. generally accepted accounting principles (GAAP), of such books and records of Korsana or its applicable Affiliates as may be reasonably necessary to verify the accuracy of any reports provided pursuant to Section 4.3 hereunder for any Calendar Quarter ending not more than [***] calendar months prior to the date of such request. Such audits shall not occur more frequently than [***] in each Calendar Year and shall not be conducted more than [***] with respect to any reporting period, in each case other than for cause. All information disclosed or observed during any audit pursuant to this Section 4.9 shall be the Confidential Information of Korsana, and Paragon shall cause the accounting firm to retain all such information as Confidential Information, including, if requested by Korsana, by requiring such accounting firm to enter into a customary confidentiality agreement with Korsana prior to the initiation of any such audit.

(c) Upon completion of any audit hereunder, the accounting firm shall provide both Korsana and Paragon a written report disclosing whether the reports submitted by Korsana are correct or incorrect, whether the amounts paid are correct or incorrect, and in each case, the specific details concerning any discrepancies. No other information regarding Korsana’s records shall be provided to Paragon.

(d) Paragon shall bear its internal expenses and the out-of-pocket costs for engaging such accounting firm in connection with performing such audits; provided, however, that if any such audit uncovers an underpayment by Korsana that exceeds [***] percent ([***]%) of the total owed for such payment or payment period, as applicable, then Korsana shall reimburse Paragon or its designee(s) for the amounts actually paid to such accounting firm for performing such audit.

(e) If such accounting firm concludes that Korsana has in aggregate underpaid amounts owed to Paragon during the audited period, Korsana shall pay Paragon or its designee(s) the amount of the discrepancy within [***] days of the date Paragon delivers to Korsana such accounting firm’s written report and an invoice for such amounts. If such accounting firm concludes that Korsana has in aggregate overpaid amounts owed to Paragon during the audited period, then Korsana may, at its election, either credit such overpaid amount against any future payment obligation to Paragon or require Paragon to refund such amounts within [***] days.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

ARTICLE V

INTELLECTUAL PROPERTY.

5.1 Ownership. As between the Parties, each Party will own and retain all right, title and interest in and to all Intellectual Property Rights owned or controlled by such Party as of the Effective Date or that come into the ownership or control of such Party during the Term outside the scope of this Agreement. Other than rights granted by Paragon to Korsana under this Agreement with respect to the Licensed Project ATV Technology, the Licensed Transit Antibody Technology, the Other Licensed Patents and the Other Licensed Know-How, nothing in this Agreement shall affect Paragon’s rights in any Patents, Know-How or other Intellectual Property Rights owned or controlled by Paragon or its Affiliates, now or in the future. Other than rights granted by Korsana to Paragon under this Agreement with respect to the Modification Technology and the Korsana Intellectual Property, nothing in this Agreement shall affect Korsana’s rights in any Patents, Know-How or other Intellectual Property Rights owned or controlled by Korsana or its Affiliates, now or in the future.

5.2 Patent Prosecution.

(a) Prosecution Generally. For the purpose of this Article V, “prosecute” and “prosecution” shall include any patent interference, opposition, pre-issuance Third Party submission, ex parte re-examination, post-grant review, inter partes review or other similar proceeding, appeals or petitions to any board of appeals in a patent office, appeals to any court for any patent office decisions, reissue proceedings and applications for patent term extensions and the like.

(b) Prosecution of Licensed Project ATV Patents. As between the Parties, Korsana shall have the first right but not the obligation to prepare, file, prosecute and maintain the Licensed Project ATV Patents, in each case, at Korsana’s sole expense. Notwithstanding any provision of this Agreement to the contrary, Korsana shall have no right under this Agreement to prepare, file, prosecute, obtain, maintain or enforce any claim in any Licensed Project ATV Patent that relates to a Transit Antibody except for any such claim that also expressly recites (x) the Licensed ATV as a whole in which such Transit Antibody is included, or (y) the sequence of the Licensed Antibody included in such Licensed ATV.

(i) Coordination.

(A) With respect to any Licensed Project ATV Patents for which Korsana has the right to prepare, file, prosecute and maintain, Korsana shall provide Paragon with copies of all material correspondence from and to any patent office relating to such Licensed Project ATV Patents, and Korsana shall provide Paragon with drafts of all proposed filings to any patent office with respect to such Licensed Project ATV Patents in reasonably adequate time before submission of such filings for Paragon’s review and comment. Korsana will take into consideration Paragon’s reasonable comments prior to submitting such filings.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

(B) With respect to any Licensed Project ATV Patents for which Paragon has the right to prepare, file, prosecute and maintain, Paragon shall provide Korsana with copies of all material correspondence from and to any patent office relating to such Licensed Project ATV Patents, and Paragon shall provide Korsana with drafts of all proposed filings to any patent office with respect to such Licensed Project ATV Patents in reasonably adequate time before submission of such filings for Korsana’s review and comment. Paragon will take into consideration Korsana’s reasonable comments prior to submitting such filings.

(ii) Backup Right to Prosecute.

(A) Korsana shall notify Paragon of any decision not to prepare or file, or to abandon, cease prosecution or not maintain any Licensed Project ATV Patent anywhere in the Territory. Korsana shall provide such notice at least [***] days prior to any filing or payment due date, or any other due date that requires action, in connection with such Licensed Project ATV Patent. In such event, Paragon shall have a backup right, but not the obligation, to prepare, file, or continue prosecution or maintenance of, such Licensed Project ATV Patent, at Paragon’s expense.

(B) Paragon shall notify Korsana of any decision not to prepare or file, or to abandon, cease prosecution or not maintain any Licensed Project ATV Patent anywhere in the Territory. Paragon shall provide such notice at least [***] days prior to any filing or payment due date, or any other due date that requires action, in connection with such Licensed Project ATV Patent. In such event, Korsana shall have a backup right, but not the obligation, to prepare, file, or continue prosecution or maintenance of, such Licensed Project ATV Patent, at Korsana’s expense.

(iii) Cooperation in Patent Prosecution. Each Party shall cooperate with the other Party in the preparation, filing, prosecution and maintenance of Licensed Project ATV Patents, including in each case by providing the prosecuting Party with data and other information as appropriate and executing all necessary affidavits, assignments and other paperwork.

(c) Prosecution by Paragon. Except with respect to Licensed Project ATV Patents (which are addressed in Section 5.2(b)), Paragon shall have the sole right to, shall be solely responsible for, and shall have sole discretion over, preparing, filing, prosecuting, maintaining, enforcing and defending any Patents (including the Licensed Transit Antibody Patents and the Other Licensed Patents) that it owns or otherwise controls (the “Paragon Patents”), and nothing in this Agreement shall be construed to limit the foregoing. Paragon’s prosecution or enforcement of any Paragon Patents shall be at Paragon’s sole expense.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

(d) Patent Prosecution Costs. Korsana shall promptly reimburse Paragon for any actual costs and expenses reasonably incurred by Paragon that are related to the prosecution of any Licensed Project ATV Patents or Licensed Transit Antibody Patents prior to the Effective Date that have not been reimbursed by Korsana under the Option Agreement. Korsana will promptly reimburse Paragon for any future actual costs and expenses that Paragon reasonably incurs during the Term for the prosecution of the Licensed Project ATV Patents only to the extent Paragon is responsible for preparing, filing, prosecuting or maintaining such Licensed Project ATV Patents pursuant to Section 5.2(b).

(e) Prosecution of Korsana Derived Patents.

(i) Korsana shall notify Paragon in writing at least [***] days prior to Korsana or its Affiliate or Sublicensee filing a patent application for a Derived ATV Patent or any other patent application relating to or Covering a Derived Transit Antibody (together with all Patents issuing therefrom and relating thereto, the “Korsana Derived Patents”), which notice shall include the draft patent application proposed to be filed. Paragon shall have the right to review and comment on each draft patent application for a Korsana Derived Patent, and Korsana or its Affiliate or Sublicensee, as applicable, shall consider in good faith any comments from Paragon with respect thereto.

(ii) Korsana shall provide Paragon with copies of all material correspondence from and to any patent office relating to the Korsana Derived Patents, and except as set forth in Section 5.2(e)(i) above, Korsana shall provide Paragon with drafts of all proposed filings to any patent office with respect to the Korsana Derived Patents in reasonably adequate time before submission of such filings for Paragon’s review and comment. Korsana will take into consideration Paragon’s reasonable comments prior to submitting such filings.

(f) CREATE Act. Notwithstanding anything to the contrary in this Agreement, each Party will have the right to invoke the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under Article V of this Agreement, without the prior written consent of the other Party. Where such Party intends to invoke the CREATE Act, it will notify the other Party and the other Party will cooperate and coordinate its activities with such Party with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a joint research agreement (JRA) as defined in the CREATE Act.

(g) Korsana Royalty Patents. Upon the request of Paragon, Korsana shall deliver to Paragon a list of the then-existing Korsana Royalty Patents that are owned or otherwise controlled by Korsana or its Affiliates, or that have been identified to Korsana or its Affiliates in writing by any Sublicensee, and Korsana or its applicable Affiliate shall promptly request from each applicable Sublicensee any additional information necessary to prepare such list.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

5.3 Patent Enforcement and Defense.

(a) Notice of Patent Infringement and Patent Challenge. Each Party shall give the other Party notice of any known or suspected infringement by a Third Party (“Patent Infringement”) of any Licensed Project ATV Patent or Licensed Transit Antibody Patent and any known or suspected challenge by a Third Party against the validity or enforceability (“Patent Challenge”) of any Licensed Project ATV Patent or Licensed Transit Antibody Patent within [***] days after such Patent Infringement or Patent Challenge comes to such Party’s attention.

(b) Korsana’s First Right to Enforce or Defend. Korsana shall have the first right, but not the obligation, to bring and control any legal action, including by declaratory judgment action, patent litigation or similar proceeding, in connection with any Patent Infringement or Patent Challenge with respect to the Licensed Project ATV Patents in the Territory at its own expense and discretion as it reasonably determines appropriate. Korsana shall keep Paragon informed and reasonably consult with Paragon in the course of such legal action. Paragon shall have the right to be represented in any such legal action by counsel of its choice at its own expense.

(c) Paragon’s Right to Enforce or Defend. Paragon shall have the sole right, but not the obligation, to bring and control any legal action, including by declaratory judgment action, patent litigation or similar proceeding, in connection with any Patent Infringement or Patent Challenge with respect to the Paragon Patents in the Territory at its own expense and discretion as it reasonably determines appropriate.

(d) Settlement. In connection with any such legal action or proceeding, Korsana shall not enter into any settlement admitting the invalidity or unenforceability of Licensed Project ATV Patents without the prior written consent of Paragon (such consent not to be unreasonably conditioned, withheld, or delayed).

(e) Paragon’s Backup Right to Enforce or Defend. If Korsana does not initiate a legal action for Patent Infringement or Patent Challenge with respect to any Licensed Project ATV Patent within [***] days after a notice of such Patent Infringement or Patent Challenge under Section 5.3(a), then Paragon shall have a backup right, but not the obligation, to initiate such legal action at its own expense.

(f) Allocation of Recoveries. Any recoveries resulting from such legal action initiated by Korsana or Paragon hereunder relating to Patent Infringement or Patent Challenge of the Licensed Project ATV Patents, including pursuant to a settlement, shall be applied as follows: (i) first to reimburse the [***] of each of the Parties in such action; and (ii) second, any amounts remaining after paying the amounts due each Party under clause (i) (the “Remaining Recovery”) shall be allocated as follows: (1) [***]; or (2) [***].

(g) Cooperation with Patent Enforcement. At the request of the enforcing Party (and at the requesting Party’s expense), the other Party shall reasonably cooperate and provide any information or assistance in connection with any legal action under this Section 5.3, including executing reasonably appropriate documents, cooperating in discovery and, if required by Applicable Law, joining as a party to the legal action at its own expense.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

5.4 Third Party Patent Proceedings.

(a) Korsana’s Right to Challenge Third Party Patents. Korsana shall have the sole and exclusive right, but not the obligation, to bring and control any legal action to challenge any Patents controlled by a Third Party, including by declaratory judgment action, patent interference, opposition, pre-issuance submission, ex parte re-examination, post-grant review, inter partes review, patent litigation or similar proceeding, in each case that are necessary to Develop, Manufacture, Commercialize or otherwise exploit any Korsana Product. For clarity, the foregoing shall not limit or preclude Paragon’s right (or the right of its Affiliates and its and their respective licensees and sublicensees) to bring and control any legal action to challenge any Patents controlled by a Third Party, including by declaratory judgment action, patent interference, opposition, pre-issuance submission, ex parte re-examination, post-grant review, inter partes review, patent litigation or similar proceeding, in each case that are necessary or useful to Develop, Manufacture, Commercialize or otherwise exploit, either directly or through an Affiliate or its or their respective licensees or sublicensees, any Transit Antibody (including any Transit Antibody included in a Licensed ATV or a Derived ATV), either on its own or as part of an ATV or other compound or product other than a Korsana Product or an Other Korsana Product.

(b) Cooperation by Paragon. At the request of Korsana, Paragon shall cooperate and provide any information or assistance in connection with any legal action under this Section 5.4, including executing reasonably appropriate documents, cooperating in discovery and, if required by Applicable Law, joining as a party to the action at Korsana’s cost and expense.

5.5 Common Interest Agreement. At the request of either Party to conduct the activities under this Article V, the Parties shall cooperate [***] to enter into a customary common-interest agreement intended to preserve attorney-client privilege with respect to disclosures and communications by or on behalf of either Party or its Affiliates in connection with such activities.

ARTICLE VI

PROTECTION OF CONFIDENTIAL INFORMATION.

6.1 Confidentiality. Except to the extent expressly authorized by this Agreement, the Receiving Party agrees that, during the Term and for [***] years thereafter, it shall keep confidential and shall not publish or otherwise disclose to any Third Party, and shall not use for any purpose other than as expressly provided for in this Agreement, any Confidential Information of the Disclosing Party. The Receiving Party may disclose Confidential Information of the Disclosing Party to those of the Receiving Party’s Representatives who have a need for such information, provided, that the Receiving Party shall advise such Representatives of the confidential nature thereof, shall ensure that each such Representative is bound in writing by obligations of confidentiality and non-use at least as stringent as those contained in this Agreement, and shall be responsible for the compliance of its Representatives with the terms of this Agreement. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its Representatives do not disclose or make any unauthorized use of the Confidential Information of the Disclosing Party. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information of the Disclosing Party.

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6.2 Exceptions. The Receiving Party’s obligations under Section 6.1 shall not apply to any Confidential Information of the Disclosing Party that the Receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party in breach of this Agreement, generally known or available; (b) is known by the Receiving Party at the time of receiving such information from the Disclosing Party; (c) is hereafter furnished to the Receiving Party by a Third Party, as a matter of right and without restriction on disclosure; or (d) is independently discovered or developed by the Receiving Party, without the aid, use or application of any Confidential Information of the Disclosing Party.

6.3 Authorized Disclosure. Notwithstanding the provisions of this Article VI, the Receiving Party may disclose Confidential Information, without violating its obligations under this Agreement, to the extent the disclosure is:

(a) required by a valid order of a court or other governmental body of competent jurisdiction or as otherwise required by Applicable Law, rule, regulation (including securities laws and regulations), government requirement, or as may be required in connection with any filings made with, or by the disclosure policies of, a stock exchange, provided, that the Receiving Party shall give reasonable prior written notice to the Disclosing Party of such required disclosure and, at the [***] request and expense, shall cooperate with the Disclosing Party’s efforts to contest such requirement, to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the law, rule or regulation required, or to obtain other confidential treatment of such Confidential Information;

(b) reasonably necessary to file or prosecute patent applications, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement, or obtain or maintain approval to conduct clinical trials or Regulatory Approvals, in each case, in accordance with this Agreement; or

(c) under appropriate confidentiality provisions substantially equivalent to those in this Agreement (but of shorter duration if customary in the case of clause (ii)): (i) in connection with the performance of its obligations or as reasonably necessary or useful in the exercise of its rights under this Agreement, including the right to grant licenses or sublicenses as permitted hereunder and the right to Develop, Manufacture, Commercialize and otherwise exploit compounds and products to which it has rights hereunder, or (ii) to actual or bona fide potential licensees, acquirers, merger partners, assignees, collaborators, investment bankers, investors or lenders.

6.4 Confidentiality of this Agreement. This Agreement and its terms are considered Confidential Information of both Parties, and each Party shall keep confidential and shall not publish or otherwise disclose the terms of this Agreement without the prior written consent of the other Party, except as expressly permitted by Section 6.3, and except that both Parties may disclose

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this Agreement and its terms to their legal, financial and investment banking advisors; bona fide potential and actual investors, acquirers, merger partners, assignees, collaborators, investment bankers, lenders, licensees, sublicensees or strategic partners in connection with license or partnering transactions, due diligence or similar investigations by such Third Parties or in confidential financing documents; and counsel or other advisors for the foregoing; provided, in each case, that any such Third Party agrees to be bound by obligations of confidentiality and non-use at least as restrictive as those set forth in this Article VI (provided, that the confidentiality term applicable to such Third Party may be shorter so long as it is commercially reasonable).

6.5 Publicity. Neither Party will generate or allow any publicity regarding this Agreement or the transactions contemplated hereunder without the other Party first approving such press release or publication in writing, except for any public disclosure by or on behalf of a Party that is, in the opinion of such Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of such Party are listed (or to which an application for listing has been submitted) and except that a Party may, once a press release or other public written statement is approved in writing by both Parties, make subsequent public disclosure of the information contained in such press release or other public written statement without the further approval of the other Party.

6.6 Return of Confidential Information. Promptly after the termination or expiration of this Agreement for any reason, each Party will return to the other Party or destroy, as such other Party will direct, all tangible manifestations of such other Party’s Confidential Information at that time in the possession of the receiving Party, subject to the receiving Party’s right to maintain one copy of such tangible manifestations of such other Party’s Confidential Information solely for purposes of monitoring its compliance with this Agreement.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES.

7.1 Mutual Representations. Each Party represents and warrants to the other Party that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not and will not conflict with any agreement, instrument, or understanding, oral or written, to which it is or may become a party or by which it may be or become bound.

7.2 Representations of Paragon. Paragon hereby represents and warrants to Korsana as of the Effective Date that:

(a) Paragon has set forth, in Exhibit A, a complete and accurate list of all the Licensed Project ATV Patents existing as of the Effective Date (including title, all inventors, owners, assignees, filing date, grant date, expiration date and status);

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(b) Paragon has properly filed, prosecuted and maintained the Licensed Project ATV Patents existing as of the Effective Date;

(c) Paragon has complied with all duties of disclosure and has not engaged in any inequitable conduct with respect to all Licensed Project ATV Patents existing as of the Effective Date;

(d) all Licensed Project ATV Patents listed in Exhibit A that have been issued as of the Effective Date are in full force and effect and are, to Paragon’s knowledge, valid and enforceable;

(e) other than the Licensed Project ATV Patents listed in Exhibit A, as of the Effective Date neither Paragon nor any of its Affiliates own or have any rights in, to or under any Patents that Cover the composition of matter of, or any method of specifically making or using, (i) any Licensed ATV as a whole or (ii) any Licensed Antibody included in a Licensed ATV; provided that the foregoing representation does not apply to any Patents solely to the extent they Cover (1) Licensed Transit Antibody Technology standing alone and do not Cover a Licensed ATV as a whole or any Licensed Antibody included in a Licensed ATV, or (2) any method of making or using Antibodies wherein such Patent does not expressly claim the sequence of a Licensed Antibody included in a Licensed ATV;

(f) there are no judgments against or awards or settlements against Paragon or any of its Affiliates, and there are no claims, actions, or proceedings pending or, to Paragon’s knowledge, threatened, nor to Paragon’s knowledge are there any formal inquiries initiated or written notices received that are reasonably likely to lead to the institution of any such legal proceedings, in each case (i) relating to any Licensed ATVs or Licensed Project ATV Technology or alleging that any Third Party has any right to or under any Licensed ATVs or Licensed Project ATV Technology that would conflict with the rights granted in this Agreement; or (ii) alleging that any Licensed Project ATV Patent is unpatentable, invalid, unenforceable or infringed;

(g) all of Paragon’s and its Affiliates’ employees, officers, subcontractors and consultants: (i) have assigned, or are under contractual obligations to assign, to Paragon all inventions conceived, reduced to practice or otherwise related to the Licensed ATVs or Licensed Project ATV Technology; (ii) to Paragon’s knowledge, have no obligations under agreements or Applicable Law to assign any interest in any such inventions to any Third Party; and (iii) have existing obligations under agreements or Applicable Law to maintain as confidential Paragon’s Confidential Information as well as confidential information of other parties (including of Korsana and its Affiliates);

(h) none of Paragon, its Representatives, or any other person used by Paragon in the performance of this Agreement has been or is (i) debarred, convicted, or is subject to a pending debarment or conviction, pursuant to section 306 of the United States Food, Drug and Cosmetic Act, 21 U.S.C. § 335a, (ii) listed by any government or regulatory agencies as ineligible to participate in any government healthcare programs or government procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)), or excluded, debarred,

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suspended or otherwise made ineligible to participate in any such program, or (iii) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. Paragon agrees to inform Korsana in writing promptly if Paragon or any person who is performing activities on its behalf under the Agreement is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending or threatened; and

(i) no funding, facilities, or personnel of any governmental authority or any public or private educational or research institutions were used to develop or create any Licensed Project ATV Technology, and neither Paragon nor any of its Affiliates has entered into a government funding relationship that would result in rights to any Korsana Products residing in the U.S. Government, the National Institutes of Health, or other agency, and the licenses granted hereunder are not subject to overriding obligations to the U.S. Government as set forth in Public Law 96-517 (35 U.S.C. §§ 200-204), or any similar obligations under the laws of any other country in the Territory.

7.3 Paragon Covenant. Subject to the rights expressly retained by Paragon under this Agreement and Section 10.6, during the Term, Paragon shall not, and shall cause its Affiliates not to, grant any Third Party any license or other right under the Licensed Project ATV Technology that would conflict with the rights and licenses granted to Korsana under this Agreement with respect to the Licensed Project ATV Technology.

7.4 Compliance with Laws. Each Party shall, and shall ensure that its Affiliates and its and its Affiliates’ Representatives and sublicensees, comply with Applicable Laws in all material respects in the performance of its obligations and the exercise of its rights under this Agreement.

7.5 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, DURABILITY, MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

ARTICLE VIII

TERM; TERMINATION.

8.1 Term. The term of this Agreement shall commence on the Effective Date and shall expire on a country-by-country and Royalty Product-by-Royalty Product basis on the expiration of the Royalty Term for such Royalty Product in such country, in each case, unless earlier terminated by a Party as set forth below in this Article VIII (the “Term”). Upon expiration (but not termination) of the Agreement, the licenses granted in Section 2.1 shall survive and become royalty-free, fully paid-up, perpetual and irrevocable with respect to the applicable Korsana Product in the applicable country, and no additional payments shall be due to Paragon with respect to the applicable Other Korsana Product in the applicable country.

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8.2 Termination by Korsana. Korsana shall have the right to terminate this Agreement in its entirety or on a country-by-country or Royalty Product-by-Royalty Product basis for any or no reason upon sixty (60) days’ prior written notice to Paragon.

8.3 Material Breach. Either Party may terminate this Agreement in its entirety for the material breach of this Agreement by the other Party, if such material breach remains uncured ninety (90) days (or thirty (30) days with respect to any failure to make any payments owing to a Party hereunder) following notice from the non-breaching Party to the breaching Party specifying such breach, provided, that, in the event of a dispute regarding the existence or cure of a material breach, no termination shall become effective until such dispute is finally resolved pursuant to Section 10.7 in favor of the non-breaching Party and the breaching Party fails to cure such material breach within ninety (90) days (or thirty (30) days with respect to any failure to make any payments owing to a Party hereunder) thereafter.

8.4 Insolvency. Each Party will have the right to terminate this Agreement in the event of a Bankruptcy Event with respect to the other Party. “Bankruptcy Event” means the occurrence of any of the following: (a) the institution of any bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against a Party under any bankruptcy, insolvency, or other similar law now or hereinafter in effect, including any section or chapter of the United States Bankruptcy Code, as amended or under any similar laws or statutes of the United States or any state thereof (the “Bankruptcy Code”), where in the case of involuntary proceedings such proceedings have not been dismissed or discharged within [***] days after they are instituted, (b) the insolvency or making of an assignment for the benefit of creditors or the admittance by a Party of any involuntary debts as they mature, (c) the institution of any reorganization, arrangement or other readjustment of debt plan of a Party not involving the Bankruptcy Code, (d) appointment of a receiver for all or substantially all of a Party’s assets, or (e) any corporate action taken by the board of directors of a Party in furtherance of any of the foregoing actions.

8.5 Effect of Termination of this Agreement. If this Agreement terminates for any reason (excluding expiration under Section 8.1), whether with respect to a particular Royalty Product, particular country or in its entirety, then the following shall apply:

(a) All licenses and other rights granted by Paragon to Korsana under this Agreement shall terminate, except as required for Korsana, its Affiliates and/or its Sublicensees that received a sublicense under Section 2.1 to perform any of its obligations that survive termination, including to continue to complete or wind down any ongoing clinical trials for any Korsana Product, as may be required by Applicable Law or ethical principles. Notwithstanding the foregoing, except in the case where Paragon has terminated this Agreement in accordance with Section 8.3, for a period of [***] days following the effective date of such termination, Korsana, its Affiliates and such Sublicensees shall have the right to sell or otherwise dispose of any inventory of the terminated Korsana Product(s) then on hand in the terminated country(ies), and any revenue obtained from such sale or other disposition shall be treated as Net Sales and shall remain subject to Section 4.2 and the other applicable terms and conditions of this Agreement.

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(b) No later than [***] days after the effective date of such termination, each Party shall return or cause to be returned to the other Party, or destroy, all Confidential Information received from the other Party and all copies thereof related to the terminated Royalty Product(s) in the terminated country(ies); provided, however, that each Party may retain any Confidential Information reasonably necessary for such Party’s ongoing obligations and rights under this Agreement which do not terminate, and each Party may keep one (1) copy of Confidential Information received from the other Party in its confidential files for record purposes and such copy shall remain subject to Article VI of this Agreement.

(c) Upon Paragon’s written request to Korsana, Paragon and Korsana shall [***] discuss [***], for a period of up to [***] days following such written request, terms and conditions under which Korsana may be willing to grant to Paragon [***], [***] license under the Korsana Intellectual Property to Develop, Manufacture, Commercialize and otherwise exploit the terminated Korsana Product(s) in the Field in the terminated country(ies) that were the subject of any Development, Manufacturing or Commercialization activities performed by Korsana or its Affiliates under this Agreement prior to such termination (“Reversion Products”), as well as the potential transfer of materials, ongoing clinical trials and applicable regulatory filings and relevant data generated by Korsana with respect to the Reversion Products and necessary for the Development, Manufacture, Commercialization or other exploitation of such Reversion Products in such terminated country(ies), such agreement to include commercially reasonable financial and other terms, which terms shall take into consideration Korsana’s contributions made in the Development, Manufacture, Commercialization and other exploitation of the Reversion Products as of the effective date of termination.

8.6 Survival of Sublicenses. Upon termination of this Agreement, at the written request of any Sublicensee that received a sublicense under Section 2.1 who is not then in breach of its sublicense agreement, such sublicense agreement will survive such termination of this Agreement, and Paragon will negotiate [***] the terms and conditions of a direct license with such Sublicensee that is consistent with the terms of this Agreement (as adjusted to match the scope of license, products, field of use and other provisions of the original sublicense). For clarity, Paragon shall have no obligation with respect to any Sublicensee that is greater than or in addition to the obligations of Paragon to Korsana under this Agreement.

8.7 Accrued Rights; Survival. The expiration or termination of this Agreement for any reason shall not release either Party from any liability or obligation that, at the time of such expiration or termination, has already accrued to the other Party or that is attributable to a period prior to such expiration or termination, nor will expiration or any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement. In the event of expiration or any termination of this Agreement, the following provisions of this Agreement shall survive such expiration or termination in accordance with their respective terms and conditions: Article I (Definitions); Section 2.1 (License Grants from Paragon) (upon expiration (but not termination)

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of this Agreement as set forth in Section 8.1 (Term)); Section 2.2(b) (License Grant from Korsana); Section 2.4 (Sublicenses) (with respect to any payments or other performance obligations prior to conversion (if any) to a direct license pursuant to Section 8.6); Section 2.5 (No Implied Licenses; Reservation of Rights); Sections 4.1 (Milestone Payments) and 4.2 (Royalties) (with respect to any outstanding payment obligations that have accrued prior to the date of termination or expiration); Section 4.3 (Payment Reports) (with respect any Royalty Payments that have accrued prior to the date of termination or expiration); Section 4.4 (Payment Method) to 4.8 (Blocked Currency) (for the duration of any outstanding payment obligations under this Agreement); Section 4.9 (Records; Inspection) (for the duration set forth therein); Section 5.1 (Ownership); Section 7.5 (Disclaimer of Warranties); Article VI (Protection of Confidential Information) (for the duration set forth therein); Section 8.5 (Effect of Termination of this Agreement); Section 8.6 (Survival of Sublicenses); Section 8.7 (Accrued Rights; Survival); Article IX (Indemnification); and Article X (Miscellaneous). Notwithstanding any provision of this Agreement to the contrary, payment obligations relating to Other Korsana Products shall survive termination of this Agreement, on an Other Korsana Product-by-Other Korsana Product and country-by-country basis, for the duration of the applicable Royalty Term for such terminated Other Korsana Product in such country; provided, that if Korsana has terminated this Agreement pursuant to Section 8.3, then Korsana may deduct from such payment obligations any monetary payments finally determined by a panel of arbitrators or a court of competent jurisdiction in accordance with Section 10.7 to be payable to Korsana as a result of the material breach pursuant to which Korsana exercised its termination right pursuant to Section 8.3.

ARTICLE IX

INDEMNIFICATION.

9.1 By Korsana. Korsana hereby agrees to defend, indemnify and hold harmless Paragon, its Affiliates and its or their Representatives (each, a “Paragon Indemnitee”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Paragon Indemnitee may become subject as a result of any claim, demand, action, or other proceeding by any Third Party (“Third Party Claim”) to the extent such Losses result from: (a) the gross negligence, recklessness or willful misconduct of any Korsana Indemnitee in the performance of this Agreement; (b) Korsana’s breach of any of its representations, warranties or covenants under this Agreement; or (c) Korsana’s Development, Manufacture, Commercialization or other exploitation of Korsana Products (but, for clarity, excluding any activities conducted by or on behalf of Paragon under this Agreement or the Option Agreement), in each case ((a) to (c)), except in each case to the extent that any such Losses are indemnifiable by Paragon under Section 9.2.

9.2 By Paragon. Paragon hereby agrees to defend, indemnify, and hold harmless Korsana, its Affiliates, and its or their Representatives (each, a “Korsana Indemnitee”) from and against any and all Losses to which any Korsana Indemnitee may become subject as a result of any Third Party Claim to the extent such Losses result from: (a) the gross negligence, recklessness or willful misconduct of any Paragon Indemnitee in the performance of this Agreement; or (b) Paragon’s breach of any of its representations, warranties or covenants under this Agreement; in each case ((a) to (b)), except in each case to the extent that any such Losses are indemnifiable by Korsana under Section 9.1.

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9.3 Indemnification Procedures. The Party claiming indemnity under this Article IX (the “Indemnified Party”) will give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the Third Party Claim for which indemnity is being sought (“Claim”). The Indemnifying Party’s obligation to defend, indemnify and hold harmless pursuant to Section 9.1 or Section 9.2, as applicable, will be reduced to the extent the Indemnified Party’s delay in providing notification pursuant to the previous sentence results in material prejudice to the Indemnifying Party; provided, however, that the failure by an Indemnified Party to give such notice or otherwise meet its obligations under this Section 9.3 will not relieve the Indemnifying Party of its indemnification obligation under this Agreement. At its option, the Indemnifying Party may assume the defense and have exclusive control, at its own expense, of any Claim for which indemnity is being sought by giving written notice to the Indemnified Party within [***] days after receipt of the notice of the Claim, provided, that (a) it agrees to indemnify the Indemnified Party from and against all Losses the Indemnified Party may suffer arising out of the Claim; (b) the Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party; and (c) the Indemnifying Party conducts the defense of the Claim diligently. The Indemnified Party will provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party will have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party will not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money. The Indemnified Party will not settle any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (ii) the Indemnified Party reserves any right it may have under this Article IX to obtain indemnification from the Indemnifying Party.

9.4 Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE VI, FRAUD OR WILLFUL MISCONDUCT OR FOR INDEMNIFICATION CLAIMS UNDER THIS ARTICLE IX, IN NO EVENT SHALL EITHER PARTY BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE OTHER PARTY HAD NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

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9.5 Insurance. Korsana shall maintain at its expense insurance coverage consistent with normal business practices and adequate to cover the risks associated with its performance of any activities hereunder, and Korsana acknowledges and agrees that the maintenance of such insurance coverage shall not relieve Korsana of its obligations under this Agreement.

ARTICLE X

MISCELLANEOUS.

10.1 Independent Contractor Relationship. Paragon’s relationship with Korsana is that of an independent contractor, and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Neither Party is an agent of the other Party or authorized to make any representation, contract, or commitment on behalf of the other Party.

10.2 Force Majeure. Neither Party will be charged with any liability for delay or failure in performance of an obligation under this Agreement (other than any obligation to pay monies when due) to the extent such delay or failure is due to a cause beyond the reasonable control of the affected Party, such as war, riots, labor disturbances, epidemic, pandemic, fire, explosion, and compliance in good faith with any Applicable Law (in each case, a “Force Majeure”). The Party affected by a Force Majeure will give prompt written notice to the other Party of the nature of the cause of any material delay or failure to perform, its anticipated duration and any action being taken to avoid or minimize the effect. The Party affected will use its diligent efforts to avoid or remove such causes of delay or failure to perform and to mitigate the effect of such occurrence, and will continue performance in accordance with the terms of this Agreement whenever such causes are removed. The Party affected will give prompt written notice to the other Party of such resumed performance. If any such failure or delay in a Party’s performance hereunder continues for more than [***] days, the other Party may terminate this Agreement upon written notice to the affected Party.

10.3 Entire Agreement; Amendment. This Agreement, together with all Exhibits attached hereto, constitutes the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements, relating to its subject matter. This Agreement (including its Exhibits) may not be changed, modified, amended, or supplemented except by a written instrument signed by both Parties.

10.4 Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

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10.5 Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

10.6 Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that (a) Paragon may assign to an Affiliate or a Third Party its rights to receive some or all of the payments payable hereunder together with the right to receive Confidential Information of Korsana, subject to compliance with commercially reasonable confidentiality and non-use obligations; and (b) either Party may assign this Agreement in full without the other Party’s consent to (i) its Affiliates or (ii) its successor to all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise. The assigning Party shall provide the other Party with prompt written notice of any such assignment. Except for an assignment pursuant to clause (a) above, the rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Section 10.6. Any assignment not in accordance with this Agreement shall be void.

10.7 Dispute Resolution. The Parties recognize that a bona fide dispute as to certain matters may arise from time to time during the Term relating to either Party’s rights or obligations hereunder or otherwise relating to the validity, enforceability or performance of this Agreement, including disputes relating to alleged breach or termination of this Agreement but excluding any disputes relating to Article VI or disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights (hereinafter, a “Dispute”). In the event of the occurrence of any Dispute, the Parties will follow the following procedures in an attempt to resolve the dispute or disagreement:

(a) The Party claiming that such a Dispute exists will give notice in writing (a “Notice of Dispute”) to the other Party of the nature of the Dispute.

(b) The Dispute will be referred to the then Chief Executive Officer of Paragon (or such individual’s designee) and the then Chief Executive Officer of Korsana (or such individual’s designee) who will meet no later than [***] days following the initial receipt of the Notice of Dispute and use reasonable endeavors to resolve the Dispute.

(c) If, within [***] days of initial receipt of the Notice of Dispute, the Dispute has not been resolved, or if, for any reason, the meeting described in Section 10.7(b) hereof has not been held within [***] days of initial receipt of the Notice of Dispute, then the Parties agree that such Dispute will be finally resolved through binding arbitration to be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the

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Expedited Procedures in those Rules, as specifically modified by the provisions of this Section 10.7(c). The arbitration will be conducted by a panel of three arbitrators. Within [***] days after the initiation of the arbitration, each Party will nominate one person to act as arbitrator, and the two arbitrators so named will then jointly appoint the third arbitrator within [***] days of their appointment, who will serve as chairman of the panel. All three arbitrators must be independent Third Parties having at least [***] years of dispute resolution experience (which may include judicial experience) or legal or business experience in the biotech or pharmaceutical industry. If either Party fails to nominate its arbitrator, or if the arbitrators selected by the Parties cannot agree on a person to be named as chairman within such [***]-day period, JAMS will make the necessary appointments for such arbitrator(s) or the chairman. Once appointed by a Party, such Party will have no ex parte communication with its appointed arbitrator. The place of arbitration will be in Boston, Massachusetts or such other venue as the Parties may mutually agree. The arbitration proceedings and all communications with respect thereto will be in English. Any written evidence originally in another language will be submitted in English translation accompanied by the original or a true copy thereof. The arbitrators have the power to decide all matters in Dispute, including any questions of whether or not such matters are subject to arbitration hereunder. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et seq., and judgment upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof. The existence, content and results of any arbitration proceedings pursuant to this Section 10.7 will be deemed the Confidential Information of both Parties.

(d) Nothing in this Section 10.7 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.

(e) The Parties agree that any disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights will be submitted to a court of competent jurisdiction in the country in which such Intellectual Property Rights were granted or arose, provided, however, that, in the case where such country is the United States, the sole jurisdiction and venue for all actions, suits, and proceedings arising out of any such dispute shall be the federal courts located in Boston, Massachusetts and each Party hereby (i) irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding in the federal courts of Boston, Massachusetts, and (ii) agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.

10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to conflicts of laws principles.

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10.9 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement by a Party to the other are and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, a license of a right to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties acknowledge and agree that the Parties and their respective Sublicensees, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the Bankruptcy Code and any foreign counterpart thereto. The Parties further agree that, upon commencement of a bankruptcy proceeding by or against a Party (the “Bankrupt Party”) under the Bankruptcy Code, upon the other Party’s (the “Non-Bankrupt Party”) election to retain its rights under Section 365(n) of the Bankruptcy Code, the Non-Bankrupt Party shall be entitled to all such intellectual property and all embodiments of such intellectual property held by the Bankrupt Party. Such intellectual property and all embodiments of such intellectual property shall be promptly delivered to the Non-Bankrupt Party (a) upon any such commencement of a bankruptcy proceeding, unless and until the Bankrupt Party rejects this Agreement, and upon written request by the Non-Bankrupt Party, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under the foregoing clause (a), upon the rejection of this Agreement by or on behalf of the Bankrupt Party and upon written request and election by the Non-Bankrupt Party to retain its rights under Section 365(n) of the Bankruptcy Code. The Bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) agree not to interfere with the exercise by the Non-Bankrupt Party or its Affiliates or Sublicensees of its or their rights and licenses to such intellectual property and such embodiments of intellectual property in accordance with this Agreement, and agree to assist the Non-Bankrupt Party and its Affiliates and Sublicensees in obtaining such intellectual property and such embodiments of intellectual property in the possession or control of Third Parties as are reasonably necessary or desirable for the Non-Bankrupt Party to exercise such rights and licenses in accordance with this Agreement. The foregoing provisions are without prejudice to any rights the Non-Bankrupt Party may have arising under the Bankruptcy Code or other Applicable Laws.

10.10 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by internationally recognized express courier, or by email, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if delivered by express courier, the next Business Day the express courier regularly makes deliveries; or (c) if delivered by email, upon the date upon which the receipt of such email is confirmed by return email. Together with any notice provided by a Party to the other Party in accordance with this Section 10.10, the Party shall send a copy of such notice by email to the other Party.

If to Paragon: Paragon Therapeutics, Inc.

221 Crescent Street

Building 23, Suite 105

Waltham, MA 02453

Attn: Chief Legal Officer

Email: [***]

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If to Korsana: Korsana Biosciences, Inc.

203 Crescent Street

Bldgs. #3/3A/4, Suite 503

Waltham, MA 02453

Attn: General Counsel

Email: [***]

10.11 Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person or entity shall be construed to include such person’s or entity’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “or.” The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement or have any effect on its interpretation or construction. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral, or other communications between the Parties regarding this Agreement shall be in the English language. To the extent there is any inconsistency or conflict between the terms and conditions of this Agreement and any exhibit, the terms and conditions of this Agreement will prevail.

10.12 No Third-Party Rights. The provisions of this Agreement are for the exclusive benefit of the Parties and their successors and permitted assigns, and except as set forth in Article IX, no other person shall have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party.

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10.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Agreement may be executed by electronic or PDF signatures, which signatures shall have the same force and effect as original signatures.

10.14 Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement.

10.15 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

10.16 Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

10.17 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

10.18 Performance by Affiliates. A Party may perform some or all of its obligations under this Agreement through Affiliate(s) or may exercise some or all of its rights under this Agreement through Affiliates, subject to the terms of this Agreement. However, each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance as if such Party were performing such obligations itself, and references to a Party in this Agreement shall be deemed to also reference such Affiliate. In particular and without limitation, all Affiliates of a Party that receive Confidential Information of the other Party pursuant to this Agreement shall be governed and bound by all obligations set forth in Article VI, and shall be subject to the intellectual property provisions of Article V as if they were the original Party to this Agreement (and be deemed included in the actual Party to this Agreement for purposes of all intellectual property-related definitions). A Party and its Affiliates shall be jointly and severally liable for their performance under this Agreement.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have by duly authorized persons executed this Agreement as of the Effective Date.

PARAGON THERAPEUTICS, INC.		KORSANA BIOSCIENCES, INC.

By:	/s/ Keri Lantz	By:	/s/ Jonathan Violin
Name: Title:	Keri Lantz Chief Financial Officer	Name: Title:	Jonathan Violin Chief Executive Officer

[SIGNATURE PAGE TO LICENSE AGREEMENT]

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EXHIBIT A

LIST OF LICENSED PROJECT ATV PATENTS

As of the Effective Date

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[EXHIBIT A TO LICENSE AGREEMENT]

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EXHIBIT B

LIST OF LICENSED TRANSIT ANTIBODY PATENTS

As of the Effective Date

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[EXHIBIT B TO LICENSE AGREEMENT]

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EXHIBIT C

LIST OF BACK-UP ROYALTY PRODUCTS

As of the Effective Date

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[EXHIBIT C TO LICENSE AGREEMENT]